                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                           DATED AS OF OCTOBER 7, 2003

                                      AMONG

                                   AKORN, INC.
                                  AS A COMPANY,

                            AKORN (NEW JERSEY), INC.
                                  AS A COMPANY,

                THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
                                   AS LENDERS,

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,
                             AS ADMINISTRATIVE AGENT

================================================================================

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
SECTION 1    DEFINITIONS....................................................................................       1
     1.1              Definitions...........................................................................       1
     1.2              Other Interpretive Provisions.........................................................      24

SECTION 2    COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES..............      25
     2.1              Commitments...........................................................................      25
             2.1.1             Revolving Loan Commitment....................................................      25
             2.1.2             Term Loan Commitment.........................................................      25
             2.1.3             L/C Commitment...............................................................      25
     2.2              Loan Procedures.......................................................................      26
             2.2.1             Various Types of Loans.......................................................      26
             2.2.2             Borrowing Procedures.........................................................      26
             2.2.3             Conversion and Continuation Procedures.......................................      26
             2.2.4             Unavailability of LIBOR......................................................      27
     2.3              Letter of Credit Procedures...........................................................      27
             2.3.1             L/C Applications.............................................................      28
             2.3.2             Participations in Letters of Credit..........................................      28
             2.3.3             Reimbursement Obligations....................................................      29
             2.3.4             Funding by Lenders to Issuing Lender.........................................      29
     2.4              Commitments Several...................................................................      30
     2.5              Certain Conditions....................................................................      30

SECTION 3    EVIDENCING OF LOANS............................................................................      30
     3.1              Notes.................................................................................      30
     3.2              Recordkeeping.........................................................................      31

SECTION 4    INTEREST.......................................................................................      31
     4.1              Interest Rates........................................................................      31
     4.2              Interest Payment Dates................................................................      31
     4.3              Setting and Notice of LIBOR Rates.....................................................      31
     4.4              Computation of Interest...............................................................      31

SECTION 5    FEES...........................................................................................      32
     5.1              Non-Use Fee...........................................................................      32
     5.2              Letter of Credit Fees.................................................................      32
     5.3              Administrative Agent's Fees...........................................................      32

SECTION 6    REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT; PREPAYMENTS.......................      32
     6.1              Reduction or Termination of the Revolving Commitment Amount...........................      32
             6.1.1             Voluntary Reduction or Termination of the Revolving
                               Commitment Amount............................................................      32

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
             6.1.2             Mandatory Reductions of Revolving Commitment Amount..........................      33
             6.1.3             All Reductions of the Revolving Commitment Amount............................      33
     6.2              Prepayments...........................................................................      33
             6.2.1             Voluntary Prepayments........................................................      33
     6.3              Manner of Prepayments.................................................................      34
     6.4              Repayments............................................................................      34
             6.4.1             Revolving Loans..............................................................      34
             6.4.2             Term A Loans.................................................................      34
             6.4.3             Term B Loans.................................................................      35

SECTION 7    MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES................................................      36
     7.1              Making of Payments....................................................................      36
     7.2              Application of Certain Payments.......................................................      36
     7.3              Due Date Extension....................................................................      36
     7.4              Setoff................................................................................      36
     7.5              Proration of Payments.................................................................      36
     7.6              Taxes.................................................................................      37

SECTION 8    INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS............................................      39
     8.1              Increased Costs.......................................................................      39
     8.2              Basis for Determining Interest Rate Inadequate or Unfair..............................      40
     8.3              Changes in Law Rendering LIBOR Loans Unlawful.........................................      40
     8.4              Funding Losses........................................................................      40
     8.5              Right of Lenders to Fund through Other Offices........................................      41
     8.6              Discretion of Lenders as to Manner of Funding.........................................      41
     8.7              Mitigation of Circumstances; Replacement of Lenders...................................      41
     8.8              Conclusiveness of Statements; Survival of Provisions..................................      42

SECTION 9    REPRESENTATIONS AND WARRANTIES.................................................................      42
     9.1              Organization..........................................................................      42
     9.2              Authorization; No Conflict............................................................      42
     9.3              Validity and Binding Nature...........................................................      43
     9.4              Financial Condition...................................................................      43
     9.5              No Material Adverse Change............................................................      43
     9.6              Litigation and Contingent Liabilities.................................................      43
     9.7              Ownership of Properties; Liens........................................................      43
     9.8              Equity Ownership; Subsidiaries........................................................      44
     9.9              Pension Plans.........................................................................      44
     9.10             Investment Company Act................................................................      45
     9.11             Public Utility Holding Company Act....................................................      45
     9.12             Regulation U..........................................................................      45
     9.13             Taxes; Tax Shelter Registration.......................................................      45
     9.14             Solvency, etc.........................................................................      45

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
     9.15             Environmental Matters.................................................................      46
     9.16             Insurance.............................................................................      46
     9.17             Real Property.........................................................................      46
     9.18             Information...........................................................................      47
     9.19             Intellectual Property.................................................................      47
     9.20             Burdensome Obligations................................................................      47
     9.21             Labor Matters.........................................................................      47
     9.22             No Default............................................................................      47
     9.23             Related Agreements, etc...............................................................      47
     9.24             Subordinated Debt.....................................................................      48
     9.25             Customer and Trade Relations..........................................................      48
     9.26             SEC Reports...........................................................................      49
     9.27             Manufacturing.........................................................................      49

SECTION 10   AFFIRMATIVE COVENANTS..........................................................................      49
     10.1             Reports, Certificates and Other Information...........................................      49
             10.1.1            Annual Report................................................................      49
             10.1.2            Interim Reports..............................................................      50
             10.1.3            Compliance Certificates......................................................      50
             10.1.4            Reports to the SEC and to Shareholders.......................................      50
             10.1.5            Notice of Default, Litigation and ERISA Matters..............................      50
             10.1.6            Borrowing Base Certificates..................................................      51
             10.1.7            Management Reports...........................................................      52
             10.1.8            Projections..................................................................      52
             10.1.9            Subordinated Debt Notices....................................................      52
             10.1.10           Accounts and Inventory Reports...............................................      52
             10.1.11           FDA/DEA Inspections..........................................................      52
             10.1.12           Other Information............................................................      52
     10.2             Books, Records and Inspections........................................................      52
     10.3             Maintenance of Property; Insurance....................................................      53
     10.4             Compliance with Laws; Payment of Taxes and Liabilities................................      54
     10.5             Maintenance of Existence, etc.........................................................      55
     10.6             Use of Proceeds.......................................................................      55
     10.7             Employee Benefit Plans................................................................      55
     10.8             Environmental Matters.................................................................      55
     10.9             Tax Shelter Registration..............................................................      56
     10.10            Further Assurances....................................................................      56
     10.11            Post Closing Matter...................................................................      56
     10.12            Deposit Accounts......................................................................      57

SECTION 11   NEGATIVE COVENANTS.............................................................................      57
     11.1             Debt..................................................................................      57
     11.2             Liens.................................................................................      58

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
     11.3             Operating Leases......................................................................      59
     11.4             Restricted Payments...................................................................      60
     11.5             Mergers, Consolidations, Sales........................................................      60
     11.6             Modification of Organizational Documents..............................................      60
     11.7             Transactions with Affiliates..........................................................      60
     11.8             Unconditional Purchase Obligations....................................................      61
     11.9             Inconsistent Agreements...............................................................      61
     11.10            Business Activities; Issuance of Equity...............................................      61
     11.11            Investments...........................................................................      61
     11.12            Restriction of Amendments to Certain Documents........................................      62
     11.13            Fiscal Year...........................................................................      62
     11.14            Financial Covenants...................................................................      62
             11.14.1           EBITDA.......................................................................      62
             11.14.2           Fixed Charge Coverage Ratio..................................................      63
             11.14.3           Senior Debt to EBITDA Ratio..................................................      63
             11.14.4           Total Debt to EBITDA Ratio...................................................      63
             11.14.5           Capital Expenditures.........................................................      64
     11.15            Cancellation of Debt..................................................................      64

SECTION 12   EFFECTIVENESS; CONDITIONS OF LENDING, ETC......................................................      64
     12.1             Initial Credit Extension..............................................................      64
             12.1.2            Notes........................................................................      65
             12.1.3            Authorization Documents......................................................      65
             12.1.4            Consents, etc................................................................      65
             12.1.5            Letter of Direction..........................................................      65
             12.1.6            Guaranty and Collateral Agreement............................................      65
             12.1.7            Perfection Certificate.......................................................      65
             12.1.8            Landlord/Mortgagee Waiver....................................................      65
             12.1.9            Subordination Agreements.....................................................      66
             12.1.10           Opinions of Counsel..........................................................      66
             12.1.11           Insurance....................................................................      66
             12.1.12           Copies of Documents..........................................................      66
             12.1.13           Payment of Fees..............................................................      66
             12.1.14           Solvency Certificate.........................................................      66
             12.1.15           Pro Forma....................................................................      66
             12.1.16           Search Results; Lien Terminations............................................      66
             12.1.17           Filings, Registrations and Recordings........................................      67
             12.1.18           Borrowing Base Certificate...................................................      67
             12.1.19           Closing Certificate, Consents and Permits....................................      67
             12.1.20           Related Agreements...........................................................      67
             12.1.21           Kapoor Guaranty..............................................................      67
             12.1.22           Fairness Opinion.............................................................      67
             12.1.23           Deposit Account Control Agreements...........................................      67

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
             12.1.24           Northern Trust Release.......................................................      68
             12.1.25           Kapoor Equity Group Release..................................................      68
             12.1.26           Audit Committee Approval and Stockholder Letter..............................      68
             12.1.27           Shareholder Litigation.......................................................      68
             12.1.28           Transaction Costs............................................................      68
             12.1.29           Minimum Availability.........................................................      68
             12.1.30           Other........................................................................      68
     12.2             Conditions............................................................................      68
             12.2.1            Compliance with Warranties, No Default, etc..................................      69
             12.2.2            Confirmatory Certificate.....................................................      69

SECTION 13   EVENTS OF DEFAULT AND THEIR EFFECT.............................................................      69
     13.1             Events of Default.....................................................................      69
             13.1.1            Non-Payment of the Loans, etc................................................      69
             13.1.2            Non-Payment of Other Debt....................................................      69
             13.1.3            Other Material Obligations...................................................      70
             13.1.4            Bankruptcy, Insolvency, etc..................................................      70
             13.1.5            Non-Compliance with Loan Documents...........................................      70
             13.1.6            Representations; Warranties..................................................      70
             13.1.7            Pension Plans................................................................      70
             13.1.8            Judgments....................................................................      71
             13.1.9            Invalidity of Collateral Documents, etc......................................      71
             13.1.10           Invalidity of Subordination Provisions, etc..................................      71
             13.1.11           Change of Control............................................................      71
             13.1.12           FDA Action...................................................................      71
             13.1.13           Significant Customers........................................................      71
             13.1.14           Death of Guarantor...........................................................      71
             13.1.15           Kapoor Guaranty..............................................................      71
             13.1.16           Letter of Credit.............................................................      72
             13.1.17           Material Adverse Effect. The occurrence of any event having a
                               Material Adverse Effect. ....................................................      72
     13.2             Effect of Event of Default............................................................      72

SECTION 14   THE AGENT......................................................................................      72
     14.1             Appointment and Authorization.........................................................      72
             14.1.2            Issuing Lender...............................................................      73
             14.1.3            Delegation of Duties.........................................................      73
             14.1.4            Exculpation of Administrative Agent..........................................      73
     14.2             Reliance by Administrative Agent......................................................      73
     14.3             Notice of Default.....................................................................      74
     14.4             Credit Decision.......................................................................      74
     14.5             Indemnification.......................................................................      75
     14.6             Administrative Agent in Individual Capacity...........................................      75

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
     14.7             Successor Administrative Agent........................................................      76
     14.8             Collateral Matters....................................................................      76
     14.9             Administrative Agent May File Proofs of Claim.........................................      77

SECTION 15   GENERAL........................................................................................      77
     15.1             Waiver; Amendments....................................................................      77
     15.2             Confirmations.........................................................................      78
     15.3             Notices...............................................................................      78
     15.4             Computations..........................................................................      79
     15.5             Costs, Expenses and Taxes.............................................................      79
     15.6             Assignments; Participations...........................................................      79
             15.6.1            Assignments..................................................................      79
             15.6.2            Participations...............................................................      80
     15.7             Register..............................................................................      81
     15.8             GOVERNING LAW.........................................................................      81
     15.9             Confidentiality.......................................................................      81
     15.10            Severability..........................................................................      82
     15.11            Nature of Remedies....................................................................      82
     15.12            Entire Agreement......................................................................      82
     15.13            Counterparts..........................................................................      83
     15.14            Successors and Assigns................................................................      83
     15.15            Captions..............................................................................      83
     15.16            INDEMNIFICATION BY THE COMPANY........................................................      83
     15.17            Nonliability of Lenders...............................................................      84
     15.18            FORUM SELECTION AND CONSENT TO JURISDICTION...........................................      85
     15.19            WAIVER OF JURY TRIAL..................................................................      85
     15.20            Joint and Several Liability of the Companies..........................................      86

                                     ANNEXES

ANNEX A               Lenders and Pro Rata Shares
ANNEX B               Addresses for Notices

                                    SCHEDULES

SCHEDULE 9.6          Litigation and Contingent Liabilities
SCHEDULE 9.7          Encumbered Equipment
SCHEDULE 9.8          Subsidiaries
SCHEDULE 9.16         Insurance
SCHEDULE 9.17         Real Property
SCHEDULE 9.21         Labor Matters
SCHEDULE 9.27         Products
SCHEDULE 11.1         Existing Debt
SCHEDULE 11.2         Existing Liens
SCHEDULE 11.11        Investments
SCHEDULE 12.1         Debt to be Repaid

                                    EXHIBITS

EXHIBIT A             Form of Note (Section 3.1)
EXHIBIT B             Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C             Form of Borrowing Base Certificate (Section 1.1)
EXHIBIT D             Form of Assignment Agreement (Section 15.6.1)
EXHIBIT E             Form of Notice of Borrowing (Section 2.2.2)
EXHIBIT F             Form of Notice of Conversion/Continuation (Section 2.2.3)
EXHIBIT G             Form of Kapoor Guaranty

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of October 7, 2003 (this "Agreement") is entered into among AKORN, INC., a Louisiana corporation ("Akorn"), AKORN (NEW JERSEY), INC., an Illinois corporation and wholly-owned subsidiary of Akorn ("Akorn New Jersey", and together with Akorn, the "Companies", each being a "Company"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Lenders") and LASALLE BANK NATIONAL ASSOCIATION (in its individual capacity, "LaSalle"), as administrative agent for the Lenders.

         The Lenders have agreed to make available to the Companies term loans and a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein.

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         SECTION 1 DEFINITIONS.

         1.1 Definitions. When used herein the following terms shall have the following meanings:

         Account Debtor is defined in the Guaranty and Collateral Agreement.

         Account or Accounts is defined in the UCC.

         Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

         Adjusted Forced Liquidation Value means the result of (a) 90% of the Forced M&E Liquidation Value minus (b) $1,750,000 minus (c) the outstanding principal amount of all Term B Loans.

         Administrative Agent means LaSalle in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

         Affected Loan - see Section 8.3.

         Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

         Agent Fee Letter means the Fee letter dated as of October 7, 2003 between the Companies and the Administrative Agent.

         Agreement - see the Preamble.

         Akorn - see the Preamble.

         Akorn New Jersey - see the Preamble.

         Articles of Amendment means the Articles of Amendment of the Articles of Incorporation of Akorn, dated as of October 3, 2003.

         Asset Disposition means the sale, lease, assignment or other transfer for value (each, a "Disposition") by any Loan Party to any Person (other than a Loan Party) of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 75 days with another asset performing the same or a similar function, and (b) the sale or lease of inventory in the ordinary course of business.

         Assigned Interests means all rights, title and interest of Northern Trust (and any other lender or participant) under or in connection with the Northern Trust Credit Agreement.

         Assignee - see Section 15.6.1.

         Assignment Agreement - see Section 15.6.1.

         Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

         Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and a Lender or its Affiliates in connection with any of the Bank Products.

         Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Administrative Agent or any Lender as a result of the Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

         Bank Products means any service or facility extended to any Loan Party by any Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions,
(f) cash management, including controlled disbursement, accounts or services, or
(g) Hedging Agreements.

         Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

         Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

         Base Rate Margin means (a) 1.50% per annum, in the case of Revolving Loans and (b) 1.75% per annum in the case of Term Loans.

         Borrowing Base means an amount equal to the total of (a) 80% of the unpaid amount (net of (i) such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion and (ii) liabilities and reserves for chargebacks, returns, rebates and discounts) of all Eligible Accounts plus (b) the lesser of (i) 30% of the value of all Eligible Inventory valued at the lower of cost or market or (ii) $2,500,000 plus (c) the Adjusted Forced Liquidation Value (net of such reserves and allowances as the Administrative Agent deems necessary in its reasonable discretion).

         Borrowing Base Certificate means a certificate substantially in the form of Exhibit C.

         BSA - see Section 10.4.

         Business Day means any day on which LaSalle is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

         Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Companies, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

         Cash Collateralize means to deliver cash collateral to the Administrative Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Administrative Agent. Derivatives of such term have corresponding meanings.

         Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Administrative Agent.

         Change of Control means the occurrence of any of the following events after the date hereof: (a) Dr. John N. Kapoor and the Kapoor Trust shall cease to own and control at least 25% in the aggregate of the outstanding Capital Securities of Akorn; or (b) Akorn shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary; (c) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act, but excluding any Specified Person (as defined below)) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 25% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of Akorn having voting rights in the election of directors under normal circumstances; or (d) the Continuing Directors cease for any reason to constitute a majority of the members of the board of directors of Akorn then in office. As used in this definition, "Specified Person" means Dr. John N. Kapoor and the Kapoor Trust. As used in this definition, "Continuing Directors" means the individuals who are members of Akorn's board of directors as of the date hereof; provided, that if the election, or nomination for election by Akorn's shareholders, of any new director was approved by a vote of at least a majority of the Continuing Directors then in office, such new director shall be considered a "Continuing Director".

         Closing Date - see Section 12.1.

         Code means the Internal Revenue Code of 1986.

         Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Administrative Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

         Collateral Documents means, collectively, the Guaranty and Collateral Agreement, the Kapoor Guaranty, each Collateral Access Agreement, each Perfection Certificate, each control agreement and any other agreement or instrument pursuant to which the Companies, any Subsidiary or any other Person grants or purports to grant collateral to the Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.

         Commitment means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender's commitment to make Loans is set forth on Annex A.

         Company or Companies - see the Preamble.

         Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.

         Computation Period means each period of twelve consecutive calendar months ending on the last day of a calendar month; provided that for the purpose of determining compliance with

Section 11.14.1, the Computation Period used in such determination for the Computation Periods ending December 31, 2003, and on the last day of each calendar month thereafter up to and including August 31, 2004, shall be the period beginning October 1, 2003 and ending on the last day of the applicable calendar month.

         Consolidated Net Income means, with respect to the Companies and their Subsidiaries for any period, the net income (or loss) of the Companies and their Subsidiaries for such period, excluding any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations.

         Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or
(iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

         Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with Akorn or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         DEA means the Drug Enforcement Administration of the United States of America, together with its successors, and comparable agencies in foreign countries.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business),
(e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person and (i) all Debt of any partnership of which such Person is a general partner.

         Debt to be Repaid means Debt listed on Schedule 12.1.

         Decatur Mortgage Documents means (a) that certain Mortgage Note (98021903), dated as of April 27, 1997 by and between Taylor Pharmaceuticals, Inc. and Standard Mortgage Investors LLC in an original principal amount of $1,500,000; (b) that certain Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of April 27, 1997, by and between Taylor Pharmaceuticals, Inc. and Standard Mortgage Investors LLC securing Mortgage Note (98021903); (c) that certain Mortgage Note (98021904), dated as of April 27, 1997 by and between Taylor Pharmaceuticals, Inc. and Standard Mortgage Investors LLC in an original principal amount of $1,500,000; (d) that certain Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of April 27, 1997, by and between Taylor Pharmaceuticals, Inc. and Standard Mortgage Investors LLC securing Mortgage Note (98021904); and (e) any related documents executed in connection with the above, including any assignments of such documents from Taylor Pharmaceuticals, Inc. to Akorn (as any of the above documents may be amended, restated, supplemented or otherwise modified).

         Designated Proceeds - see Section 6.2.2(a).

         Dollar and the sign "$" mean lawful money of the United States of America.

         EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period plus non-recurring legal and consulting expenses incurred in the month of October 2003 in connection with the Loan Documents and the Related Transactions, in an amount not to exceed $3,400,000.

         Eligible Account means an Account owing to either Company which meets each of the following requirements:

         (a) it arises from the sale or lease of goods or the rendering of services which have been fully performed by the applicable Company, and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor's specifications (if any) and have been delivered to such Account Debtor and (ii) the applicable Company has possession of, or if requested by the Administrative Agent has delivered to the Administrative Agent, delivery receipts evidencing such delivery;

         (b) it (i) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Lien;

         (c) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

         (d) there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto;

         (e) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of goods or services giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to the Administrative Agent;

         (f) it is not an Account arising from a "sale on approval," "sale or return," "consignment" or "bill and hold" or subject to any other repurchase or return agreement;

         (g) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by either Company (or by any agent or custodian of either Company) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

         (h) it arises in the ordinary course of business of the applicable Company;

         (i) if the Account Debtor is the United States or any department, agency or instrumentality thereof, the applicable Company has assigned its right to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Administrative Agent) of such assignment has been delivered to the Administrative Agent;

         (j) if the applicable Company maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

         (k) if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Administrative Agent or, in the case of electronic chattel paper, shall be in the control of the Administrative Agent, in each case in a manner satisfactory to the Administrative Agent;

         (l) such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) 60 days (or 90 days, in the case of Account Debtors that are wholesalers) past the due date thereof or (ii) 90 days (or 120 days, in the case of Account Debtors that are wholesalers) past the original invoice date thereof, in each case according to the original terms of sale;

         (m) it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts unless (i) such notice of business activities report has been duly and timely filed or the applicable Company is exempt from filing such report and has provided the Administrative Agent with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by the applicable Company for a nominal fee;

         (n) the Account Debtor with respect thereto is not Akorn or an Affiliate of Akorn;

         (o) it is not owed by an Account Debtor with respect to which 25% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (l) of this definition;

         (p) if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds 25% of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible;

         (q) it is not a liability nor does it constitute a reserve for any chargeback, return, rebate or discount;

         (r) the Account Debtor with respect thereto is not Medicare or Medicaid (or any related Person), nor has the Account Debtor conditioned its payment of such Account upon receipt of payments from Medicare or Medicaid (or any related Person);

         (s) it is otherwise not unacceptable to the Administrative Agent in its reasonable discretion for any other reason.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account so long as such failure continues to exist. Further, with respect to any Account, if the Administrative Agent or the Required Lenders at any time hereafter determine in its or their discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the applicable Company.

         Eligible Inventory means Inventory of either Company which meets each of the following requirements:

         (a) (i) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Lien;

         (b) it is salable and not slow-moving (i.e., 12 months or less until expiration), obsolete or discontinued;

         (c) it is in the possession and control of a Company and it is stored and held in facilities owned by a Company or, if such facilities are not so owned, the Administrative Agent is in possession of a Collateral Access Agreement with respect thereto;

         (d) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C.Section 215;

         (e) it is not subject to any agreement or license which would restrict the Administrative Agent's ability to sell or otherwise dispose of such Inventory;

         (f) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

         (g) it is not "in transit" to a Company or held by a Company on consignment;

         (h)      it is not "work-in-progress" Inventory;

         (i)      it is not supply items or packaging;

         (j) it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

         (k) it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

         (l) the Administrative Agent shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory so long as such failure exists.

         Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

         ERISA means the Employee Retirement Income Security Act of 1974.

         Event of Default means any of the events described in Section 13.1.

         Excess Cash Flow means, for any period, the remainder of (a) EBITDA for such period, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of Term Loans made during such period, plus (ii) voluntary prepayments of the Term Loans pursuant to Section 6.2.1 during such period, plus
(iii) cash payments made in such period with respect to Capital Expenditures, plus (iv) all income taxes paid in cash by the Loan Parties during such period, plus (v) cash Interest Expense of the Loan Parties during such period.

         Exchange Act means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

         Excluded Taxes means taxes based upon, or measured by, the Lender's or Administrative Agent's (or a branch of the Lender's or Administrative Agent's) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or Administrative Agent is organized, (b) in a jurisdiction which the Lender's or Administrative Agent's principal office is located, or (c) in a jurisdiction in which such Lender's or Administrative Agent's lending office (or branch) in respect of which payments under this Agreement are made is located.

         FDA means the Food and Drug Administration of the United States of America and comparable agencies in foreign countries.

         Federal Funds Rate means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. The Administrative Agent's determination of such rate shall be binding and conclusive absent manifest error.

         Fiscal Quarter means a fiscal quarter of a Fiscal Year.

         Fiscal Year means the fiscal year of Akorn and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2003") refer to the Fiscal Year ending on December 31 of such calendar year.

         Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of income taxes paid in cash by the Loan Parties and all unfinanced Capital Expenditures to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (including the Term Loans but excluding the Revolving Loans); provided, that for any Computation Period ending on or before August 31, 2004, such ratio shall be calculated by annualizing each component thereof (including EBITDA as computed pursuant to Section 11.14.1 for such date) as computed for the period from and after October 1, 2003, up to and including the last day of such Computation Period.

         Forced M&E Liquidation Value means, initially, $4,546,667 as set forth in that certain machinery and equipment appraisal report dated as of August 18, 2003 by Dovebid Valuation Services, and, thereafter, such other amount as may be determined by the Administrative Agent in its reasonable discretion, any such amount to exclude the value of equipment encumbered by the National City Lease or any other Capital Lease or purchase money financing.

         FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

         Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

         Group - see Section 2.2.1.

         Guarantor means each Company, any Subsidiary, Dr. John N. Kapoor, and any other Person party to an agreement to guarantee the Obligations.

         Guaranty and Collateral Agreement means the Guaranty and Collateral Agreement dated as of the date hereof executed and delivered by the Loan Parties, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance satisfactory to the Administrative Agent.

         Guaranty Warrant Agreements means (a) the Guaranty Warrant Agreement, dated as of October 7, 2003, by and between Akorn and the Kapoor Trust and (b) the Guaranty Warrant Agreement, dated as of October 7, 2003, by and between Akorn and Arjun Warey.

         Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous substances", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

         Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person's obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

         Indemnified Liabilities - see Section 15.16.

         Interest Expense means for any period the consolidated interest expense of the Companies and their Subsidiaries for such period (including all imputed interest on Capital Leases).

         Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two or three months thereafter as selected by the applicable Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

         (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

         (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

         (c) the Companies may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date; and

         (d) the Companies may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of the Term Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to such repayment.

         Inventory is defined in the Guaranty and Collateral Agreement.

         Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

         Issuing Lender means LaSalle, in its capacity as the issuer of Letters of Credit hereunder, or any Affiliate of LaSalle that may from time to time issue Letters of Credit, and their successors and assigns in such capacity.

         Kapoor Equity Group means the "Purchasers" as defined in the Preferred Stock and Note Purchase Agreement.

         Kapoor Guaranty means that certain personal guaranty of Dr. John N. Kapoor in substantially the form of Exhibit G.

         Kapoor Trust shall mean the John N. Kapoor Trust dated September 20, 1989.

         Kapoor Trust Subordinated Debt means the Debt incurred pursuant and subject to the Kapoor Trust Subordinated Debt Documents.

         Kapoor Trust Subordinated Debt Documents means that (a) certain Convertible Promissory Note dated July 12, 2001 in the principal amount of $3,000,000 payable by the Company in favor of the Kapoor Trust, (b) that certain Convertible Promissory Note dated July

12, 2001 in the principal amount of $2,000,000 payable by the Company in favor of the Kapoor Trust and (c) certain Convertible Bridge Loan and Warrant Agreement, dated as of July 12, 2001 by and between Akorn and the Kapoor Trust, as amended, together with all other documents or instruments executed in connection therewith (as from time to time amended, modified, extended, renewed, refinanced or restated).

         Kapoor Trust Subordination Agreement means that certain Subordination Agreement, dated as of October 7, 2003, by and among the Companies, the Administrative Agent and the Kapoor Trust.

         LaSalle - see the Preamble.

         L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.

         L/C Fee Rate - means 1.50% per annum.

         Lender - see the Preamble. References to the "Lenders" shall include the Issuing Lender; for purposes of clarification only, to the extent that LaSalle (or any successor Issuing Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term "Lender" shall include Affiliates of a Lender providing a Bank Product.

         Lender Party - see Section 15.16.

         Letter of Credit - see Section 2.1.3.

         LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

         LIBOR Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

         LIBOR Rate means a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg

Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion), divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period, or as the LIBOR Rate is otherwise determined by the Administrative Agent in its sole and absolute discretion. The Administrative Agent's determination of the LIBOR Rate shall be conclusive, absent manifest error.

         Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan Documents means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the Collateral Documents, the Subordination Agreements and all documents, instruments and agreements delivered in connection with the foregoing.

         Loan Party means the Companies and each Subsidiary.

         Loan or Loans means, as the context may require, Revolving Loans, and/or Term Loans.

         Mandatory Prepayment Event - see Section 6.2.2(a).

         Margin Stock means any "margin stock" as defined in Regulation U.

         Master Letter of Credit Agreement means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by the Issuing Lender at such time.

         Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole or any Guarantor, (b) a material impairment of the ability of any Loan Party or any Guarantor to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party or any Guarantor of any Loan Document.

         Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property of any Loan Party.

         Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which a Company or any other member of the Controlled Group may have any liability.

         National City Lease means that certain Master Equipment Lease No. 08197, dated as of December 9, 1999, by and between National City Leasing Corporation, as lessor, and Akorn, as lessee, and Equipment Schedule No. 001 dated as of December 26, 1999, by and between National City Leasing Corporation, as lessor, and Akorn, as lessee.

         NeoPharm Subordinated Debt means the Debt incurred pursuant and subject to the NeoPharm Subordinated Debt Documents.

         NeoPharm Subordinated Debt Documents means that certain Amended and Restated Promissory Note, dated as of October 7, 2003, in the principal amount of $3,250,000 payable by the Company in favor of NeoPharm, Inc. and all guarantees and other documents or instruments executed in connection therewith (as from time to time modified, extended, renewed, refinanced or restated).

         NeoPharm Subordination Agreement means that certain Subordination and Intercreditor Agreement dated as of October 7, 2003, by and among the Companies, the Administrative Agent and NeoPharm, Inc., a Delaware corporation.

         Net Cash Proceeds means:

         (a) with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Akorn to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);

         (b) with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters' commissions); and

         (c) with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters' and placement fees).

         Non-U.S. Participant - see Section 7.6(d).

         Non-Use Fee Rate means 0.50% per annum.

         Northern Trust means The Northern Trust Company, an Illinois banking corporation.

         Northern Trust Assignment Agreement means the Assignment and Assumption Agreement, dated as of September 25, 2003, by and among Northern Trust, as assignor, the Purchasers (as defined therein), as assignees, and the Companies, pursuant to which the Purchasers agree to purchase and assume, and Northern Trust agrees to sell its interest in and to the Assigned Interests.

         Northern Trust Credit Loan Documents means (a) that certain Amended and Restated Credit Agreement, dated as of September 15, 1999 (as amended, restated, supplemented or otherwise modified), by and among the Companies and Northern Trust, as lender and (b) all "Loan Documents" as defined therein.

         Northern Trust Bank Group Obligations means all obligations and liabilities owing by any of the Loan Parties to Northern Trust and any lender under or in connection with the Northern Trust Loan Documents (and their successors and assigns), whether direct, indirect, absolute or contingent.

         Note means a promissory note substantially in the form of Exhibit A.

         Note Warrant Agreements means (a) that certain Warrant Agreement, dated as of October 7, 2003, by and between Akorn and the Kapoor Trust, (b) that certain Warrant Agreement, dated as of October 7, 2003, by and between Akorn and Arjun Waney and (c) that certain Warrant Agreement, dated as of October 7, 2003, by and between Akorn and Argent Fund Management Ltd.

         Notice of Borrowing - see Section 2.2.2.

         Notice of Conversion/Continuation - see Section 2.2.3.

         Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder which are owed to any Lender or its Affiliate, and all Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

         OFAC - see Section 10.4.

         Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Participant - see Section 15.6.2.

         Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which Akorn or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         Perfection Certificate means a perfection certificate executed and delivered to the Administrative Agent by a Loan Party.

         Permitted Lien means a Lien expressly permitted hereunder pursuant to
Section 11.2.

         Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Preferred Stock and Note Purchase Agreement means that certain Preferred Stock and Note Purchase Agreement, dated as of September 25, 2003, by and among Akorn and the purchasers party thereto.

         Preferred Stock Warrant Agreements means those certain Warrant Agreements, dated as of October 7, 2003, by and among Akorn and each of the purchasers party to the Preferred Stock and Note Purchase Agreement, collectively.

         Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its prime rate (whether or not such rate is actually charged by the Administrative Agent), which is not intended to be the Administrative Agent's lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.

         Pro Rata Share means:

         (a) with respect to a Lender's obligation to make Revolving Loans, participate in Letters of Credit, reimburse the Issuing Lender, and receive payments of principal, interest, fees, costs, and expenses with respect thereto,
(x) prior to the Revolving Commitment Amount being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender's Revolving Commitment Amount, by (ii) the aggregate Revolving Commitment Amount of all Lenders and

(y) from and after the time the Revolving Commitment Amount has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Revolving Outstandings by (ii) the aggregate unpaid principal amount of all Revolving Outstandings;

         (b) with respect to a Lender's obligation to make a Term A Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term A Loans, the percentage obtained by dividing (i) such Lender's Term A Loan Commitment, by (ii) the aggregate amount of all Lenders' Term A Loan Commitments, and (y) from and after the making of the Term A Loans, the percentage obtained by dividing (i) the principal amount of such Lender's Term A Loan by (ii) the principal amount of all Term A Loans of all Lenders;

         (c) with respect to a Lender's obligation to make a Term B Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term B Loans, the percentage obtained by dividing (i) such Lender's Term B Loan Commitment, by (ii) the aggregate amount of all Lenders' Term B Loan Commitments, and (y) from and after the making of the Term B Loans, the percentage obtained by dividing (i) the principal amount of such Lender's Term B Loan by (ii) the principal amount of all Term B Loans of all Lenders; and

         (d) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender's Revolving Commitment plus such Lender's Term A Loan Commitment plus such Lender's Term B Loan Commitment, by (ii) the aggregate amount of Revolving Commitment Amount of all Lenders plus the Term A Loan Commitment of all Lenders plus the Term B Loan Commitment of all Lenders; provided that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Revolving Outstandings plus the unpaid principal amount of such Lender's Term A Loan plus the unpaid principal amount of such Lender's Term B Loan by (B) the principal amount of all outstanding Revolving Outstandings plus the unpaid principal amount of all Term A Loans of all Lenders plus the unpaid principal amount of all Term B Loans of all Lenders.

         Registration Rights Agreement means that certain Registration Rights Agreement, dated as of October 7, 2003, by and among Akorn and the purchasers parties thereto.

         Registration Rights Amendment means that certain First Amendment to Registration Rights Agreement, by and between Akorn and the Kapoor Trust, dated as of October 30, 1989.

         Regulation D means Regulation D of the FRB.

         Regulation U means Regulation U of the FRB.

         Related Agreements means the Northern Trust Assignment Agreement, the Articles of Amendment, the Guaranty Warrant Agreements, the Note Warrant Agreements, the Preferred Stock Warrant Agreements, the Registration Rights Agreement, the Preferred Stock and Note

Purchase Agreement, the Registration Rights Amendment, the NeoPharm Subordinated Debt Documents, the Kapoor Trust Subordinated Debt Documents and the Related Transactions Subordinated Debt Documents.

         Related Transactions Subordinated Debt means the Debt incurred pursuant and subject to the Related Transactions Subordinated Debt Documents.

         Related Transactions Subordinated Debt Documents means, (a) that Promissory Note, dated as of October 7, 2003, payable by Akorn in favor of the Kapoor Trust in a principal amount of $2,117,139.03, (b) the Promissory Note, dated as of October 7, 2003, payable by Akorn in favor of Argent Fund Management Ltd. in a principal amount of $50,000, (c) the Promissory Note, dated as of October 7, 2003, payable by Akorn in favor of Arjun Waney in a principal amount of $600,000, (d) the Related Transactions Subordination Agreement, and (e) all guarantees and other documents or instruments executed in connection therewith (in each case, as from time to time modified, extended, renewed, refinanced or restated).

         Related Transactions Subordination Agreement means, collectively, (a) that certain Subordination Agreement, dated as of October 7, 2003, by and among the Companies, the Administrative Agent and the Kapoor Trust, (b) that certain Subordination Agreement, dated as of October 7, 2003, by and among the Companies, the Administrative Agent and Argent Fund Management Ltd. and (c) that certain Subordination Agreement, dated as of October 7, 2003, by and among the Companies, the Administrative Agent and Arjun Waney (in each case, as from time to time modified, extended, renewed, refinanced or restated).

         Related Transactions means the transactions contemplated by the Related Agreements.

         Replacement Lender - see Section 8.7(b).

         Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

         Required Lenders means, at any time, Lenders whose Pro Rata Shares exceed 66 2/3% as determined pursuant to clause (d) of the definition of "Pro Rata Share".

         Revolving Commitment Amount means $5,000,000, as reduced from time to time pursuant to Section 6.1.

         Revolving Loan - see Section 2.1.1.

         Revolving Loan Availability means the lesser of (i) the Revolving Commitment Amount and (ii) the Borrowing Base.

         Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

         SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

         Senior Debt means all Debt of the Companies and their Subsidiaries other than Subordinated Debt.

         Senior Debt to EBITDA Ratio means, as of the last day of any Computation Period, the ratio of (a) Senior Debt as of such day to (b) EBITDA for the Computation Period ending on such day; provided that for each Computation Period ending on or before August 31, 2004, such ratio shall be calculated by annualizing EBITDA as computed pursuant to Section 11.14.1 for such date.

         Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer or the treasurer of such Loan Party.

         Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

         Subordinated Debt means (a) the NeoPharm Subordinated Debt, (b) the Kapoor Trust Subordinated Debt, (c) the Related Transactions Subordinated Debt, and (d) any other unsecured Debt of the Companies which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Lenders.

         Subordinated Debt Documents means all documents and instruments relating to the Subordinated Debt and all amendments and modifications thereof approved by the Administrative Agent.

         Subordination Agreements means, collectively, (a) the NeoPharm Subordination Agreement, (b) the Kapoor Trust Subordination Agreement, and (c) the Related Transactions Subordination Agreement, and (d) all other subordination agreements executed by a holder of Subordinated Debt in favor of the Administrative Agent and the Lenders from time to time after the Closing Date.

         Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Companies, and Akorn New Jersey shall be deemed a "Subsidiary" of Akorn hereunder for all purposes.

         Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

         Term A Loan Commitment means $5,500,000.

         Term A Loans - see Section 2.1.2.

         Term A Loan Maturity Date means the earlier of (a) October 7, 2005 or
(b) the Termination Date.

         Term B Loan Commitment means $1,500,000.

         Term B Loans - see Section 2.1.2.

         Term B Loan Maturity Date means the earlier of (a) October 7 2005 or
(b) the Termination Date.

         Term Loans means the Term A Loans and the Term B Loans.

         Termination Date means the earlier to occur of (a) October 7, 2005 or
(b) such other date on which the Commitments terminate pursuant to Section 6 or 13.

         Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA (if any), (a) a Reportable Event, (b) the withdrawal of either Company or any other member of the Controlled Group from such Pension Plan during a plan year in which such Company or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

         Total Debt means all Debt of the Companies and their Subsidiaries, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than any Loan Party), (b) Hedging Obligations, and (c) Debt of either Company to Subsidiaries, Debt of either Company to the other Company and Debt of Subsidiaries to a Company or to other Subsidiaries.

         Total Debt to EBITDA Ratio means, as of the last day of any Computation Period, the ratio of (a) Total Debt as of such day to (b) EBITDA for the Computation Period ending on such day; provided that for each Computation Period ending on or before August 31, 2004, such ratio shall be calculated by annualizing EBITDA as computed pursuant to Section 11.14.1 for such date.

         Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans (if any), determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

         type - see Section 2.2.1.

         UCC is defined in the Guaranty and Collateral Agreement.

         Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans (if any) exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

         Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

         Withholding Certificate - see Section 7.6(d).

         Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors' qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) The term "including" is not limiting and means "including without limitation."

         (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

         (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Companies, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent's or Lenders' involvement in their preparation.

         SECTION 2 COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

         2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Companies as follows:

         2.1.1 Revolving Loan Commitment. Each Lender with a Revolving Loan Commitment agrees to make loans on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Lender's Pro Rata Share of such aggregate amounts as the Companies may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed Revolving Loan Availability.

         2.1.2 Term Loan Commitment. Each Lender with a Term Loan A Commitment agrees to make a loan to the Companies (each such loan, a "Term A Loan") on the Closing Date in such Lender's Pro Rata Share of the Term A Loan Commitment. Each Lender with a Term Loan B Commitment agrees to make a loan to the Companies (each such loan, a "Term B Loan") on the Closing Date in such Lender's Pro Rata Share of the Term B Loan Commitment. The Commitments of the Lenders to make Term Loans shall expire concurrently with the making of the Term Loans on the Closing Date.

         2.1.3 L/C Commitment. Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a "Letter of Credit"), at the request of and for the account of the applicable Company from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that
(a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $1,000,000 and (b) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability.

         2.2      Loan Procedures.

         2.2.1 Various Types of Loans. Each Revolving Loan shall be, and each Term Loan may be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a "type" of Loan), as the applicable Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or
2.2.3. LIBOR Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than five different Groups of LIBOR Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all types and Groups of Loans.

         2.2.2 Borrowing Procedures. The applicable Company shall give written notice (each such written notice, a "Notice of Borrowing") substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Borrowing) to the Administrative Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender's Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the applicable Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $50,000, and each LIBOR borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $250,000.

         2.2.3 Conversion and Continuation Procedures. (a) Subject to Section 2.2.1, a Company may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

                  (A) elect, as of any Business Day, to convert any Loans (or any part thereof) in an aggregate amount not less than $1,000,000 and a higher integral multiple of $250,000 into Loans of the other type; or

                  (B) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof) in an aggregate amount not less than $1,000,000 or a higher integral multiple of $250,000 for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $1,000,000 and an integral multiple of $100,000.

         (b) The applicable Company shall give written notice (each such written notice, a "Notice of Conversion/Continuation") substantially in the form of Exhibit F or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and
(ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                  (A)      the proposed date of conversion or continuation;

                  (B) the aggregate amount of Loans to be converted or continued;

                  (C) the type of Loans resulting from the proposed conversion or continuation; and

                  (D) in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

         (c) If upon the expiration of any Interest Period applicable to LIBOR Loans, the applicable Company has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, such Company shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

         (d) The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section
2.2.3 or, if no timely notice is provided by the applicable Company, of the details of any automatic conversion.

         (e) Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

         2.2.4 Unavailability of LIBOR. Notwithstanding anything to the contrary in this Agreement, neither Company shall be permitted to borrow or select LIBOR Loans or convert Base Rate Loans into LIBOR Loans.

         2.3      Letter of Credit Procedures.

         2.3.1 L/C Applications. The Companies shall execute and deliver to the Issuing Lender the Master Letter of Credit Agreement from time to time in effect. The applicable Company shall give notice to the Administrative Agent and the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the applicable Company and in all respects satisfactory to the Administrative Agent and the Issuing Lender, together with such other documentation as the Administrative Agent or the Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than 25 days prior to the scheduled Termination Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Termination Date which is Cash Collateralized for the benefit of the Issuing Lender shall be the sole responsibility of the Issuing Lender. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

         2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in such Letter of Credit and the applicable Company's reimbursement obligations with respect thereto. If such Company does not pay any reimbursement obligation when due, such Company shall be deemed to have immediately requested that the Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations. The Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2, 12.2 or otherwise such Lender shall make available to the Administrative Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Administrative Agent to the Issuing Lender for the account of the applicable Company in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender's "participation" therein. The Issuing Lender hereby agrees, upon request of the Administrative Agent or any Lender, to deliver to the Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Administrative Agent or such Lender may reasonably request.

         2.3.3 Reimbursement Obligations. (a) Each Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the applicable Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%. The Issuing Lender shall notify the applicable Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the applicable Company shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.

                  (b) Each Company's reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as the Issuing Lender) under or in connection with any Letter of Credit or any related matters shall result in any liability of the Administrative Agent or any Lender to either Company, or relieve either Company of any of its obligations hereunder to any such Person.

         2.3.4 Funding by Lenders to Issuing Lender. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and (a) the applicable Company has not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, (b) a Revolving Loan may not be made in accordance with Section
2.3.2 or (c) any reimbursement received by the Issuing Lender from such Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of such Company or otherwise, each other Lender with a Revolving Loan Commitment shall be obligated to pay to the Administrative Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of such Company under Section 2.3.3), and, upon notice from the Issuing Lender, the Administrative Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the Issuing Lender's account the amount of such other Lender's Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., Chicago time, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Lender's failure to make available to the Administrative Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's Pro Rata Share of any such payment or disbursement.

         2.4 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

         2.5 Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, and the Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

         SECTION 3 EVIDENCING OF LOANS.

         3.1 Notes. The Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender's Revolving Loan Commitment plus the principal amount of such Lender's Term Loans.

         3.2 Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Companies hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

         SECTION 4 INTEREST.

         4.1 Interest Rates. Each Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; provided that at any time an Event of Default exists, unless the Required Lenders otherwise consent, the interest rate applicable to each Loan shall be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus 2%), provided further that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 13.1.1 or 13.1.4, such increase shall occur automatically.

         4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of three months, on the three-month anniversary of the first day of such Interest Period), upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

         4.3 Setting and Notice of LIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Companies and each Lender. Each determination of the applicable LIBOR Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of either Company or any Lender, deliver to such Company or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable LIBOR Rate hereunder.

         4.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

         SECTION 5 FEES.

         5.1 Non-Use Fee. Each Company agrees to pay to the Administrative Agent for the account of each Lender a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the unused amount of the Revolving Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of Revolving Outstandings. Such non-use fee shall be payable in arrears on the last day of each calendar month and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         5.2 Letter of Credit Fees. (a) Each Company agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, unless the Required Lenders otherwise consent, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar month and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

         (b) In addition, with respect to each Letter of Credit, each Company agrees to pay to the Issuing Lender, for its own account, (i) such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by the applicable Company and the Issuing Lender.

         5.3 Administrative Agent's Fees. Each Company agrees to pay to the Administrative Agent such agent's fees as are mutually agreed to from time to time by the Company and the Administrative Agent including the fees set forth in the Agent Fee Letter.

         SECTION 6 REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT; PREPAYMENTS.

         6.1      Reduction or Termination of the Revolving Commitment Amount.

         6.1.1 Voluntary Reduction or Termination of the Revolving Commitment Amount. The Companies may from time to time on at least five Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the

Revolving Outstandings. Any such reduction shall be in an amount not less than $100,000 or a higher integral multiple of $50,000. Concurrently with any reduction of the Revolving Commitment Amount to zero, the Companies shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

         6.1.2 Mandatory Reductions of Revolving Commitment Amount. On the date of any Mandatory Prepayment Event, the Revolving Commitment Amount shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event over the amount (if any) applied to prepay Term Loans pursuant to Section 6.2.2.

         6.1.3 All Reductions of the Revolving Commitment Amount. All reductions of the Revolving Commitment Amount shall reduce the Commitments ratably among the Lenders according to their respective Pro Rata Shares.

         6.2      Prepayments.

         6.2.1 Voluntary Prepayments. The Companies may from time to time prepay the Loans in whole or in part; provided that the applicable Company shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $50,000.

         6.2.2    Mandatory Prepayments.

         (a) The Companies shall make a prepayment of the Term Loans until paid in full upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

                  (i) Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.

                  (ii) Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party (excluding (x) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program, (y) any issuance by a Subsidiary to a Company or another Subsidiary and (z) the Related Transactions), in an amount equal to 100% of such Net Cash Proceeds.

                  (iii) Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by clauses (a) through (e) of Section 11.1), in an amount equal to 100% of such Net Cash Proceeds.

                  (iv) Within 90 days after the end of each Fiscal Year (commencing with Fiscal Year 2004) in an amount equal to 50% of Excess Cash Flow for such Fiscal Year.

         (b) If on any day the Revolving Outstandings exceeds the Borrowing Base, the Companies shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

         (c) If on any day on which the Revolving Commitment Amount is reduced pursuant to Section 6.1.2 the Revolving Outstandings exceeds the Revolving Commitment Amount, the Companies shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

         6.3 Manner of Prepayments. Each voluntary partial prepayment shall be in a principal amount of $100,000 or a higher integral multiple of $50,000. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. All prepayments of Term Loans shall be applied pro rata among the Term Loans according to the principal amounts thereof and, as to each Term Loan, pro rata in the inverse order of maturity to the remaining installments thereof. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Rate Loans in direct order of Interest Period maturities.

         6.4      Repayments.

         6.4.1 Revolving Loans. The Revolving Loans of each Lender shall be paid in full and the Revolving Commitment Amount shall terminate on the Termination Date.

         6.4.2 Term A Loans. The Term A Loan of each Lender shall be paid in installments equal to such Lender's Pro Rata Share of the aggregate principal amount of the installments of the Term A Loan as follows:

Payment Date                         Amount
------------                         ------
May 31, 2004                       $   60,000
------------                       ----------
June 30, 2004                      $  195,000
------------------                 ----------

Payment Date                         Amount
------------                         ------
July 31, 2004                      $  195,000
------------------                 ----------
August 31, 2004                    $  195,000
------------------                 ----------
September 30, 2004                 $  195,000
------------------                 ----------
October 31, 2004                   $  195,000
------------------                 ----------
November 30, 2004                  $  195,000
------------------                 ----------
December 31, 2004                  $  195,000
------------------                 ----------
January 31, 2005                   $  195,000
------------------                 ----------
February 28, 2005                  $  195,000
------------------                 ----------
March 31, 2005                     $  195,000
------------------                 ----------
April 30, 2005                     $  195,000
------------------                 ----------
May 31, 2005                       $  195,000
------------------                 ----------
June 30, 2005                      $  195,000
------------------                 ----------
July 31, 2005                      $  195,000
------------------                 ----------
August 31, 2005                    $  195,000
------------------                 ----------
September 30, 2005                 $2,515,000
------------------                 ----------

         Unless sooner paid in full, the outstanding principal balance of the Term A Loan shall be paid in full on the Term A Loan Maturity Date.

         6.4.3 Term B Loans. The Term B Loan of each Lender shall be paid in installments equal to such Lender's Pro Rata Share of the aggregate principal amount of the installments of the Term B Loan as follows:

Payment Date                         Amount
------------                         ------
October 31, 2003                   $  195,000
------------------                 ----------
November 30, 2003                  $  195,000
------------------                 ----------
December 31, 2003                  $  195,000
------------------                 ----------
January 31, 2004                   $  195,000
------------------                 ----------
February 29, 2004                  $  195,000
------------------                 ----------
March 31, 2004                     $  195,000
------------------                 ----------
April 30, 2004                     $  195,000
------------------                 ----------
May 31, 2004                       $  135,000
------------------                 ----------

         Unless sooner paid in full, the outstanding principal balance of the Term B Loan shall be paid in full on the Term B Loan Maturity Date.

         SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the Companies to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Companies directly to the Lender entitled thereto without setoff, counterclaim or other defense.

         7.2 Application of Certain Payments. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the occurrence and during the continuance of an Unmatured Event of Default or Event of Default, all amounts collected or received by the Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the collateral shall be applied as the Administrative Agent shall determine in its discretion or, in the absence of a specific determination by the Administrative Agent, as set forth in the Guaranty and Collateral Agreement. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

         7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.4 Setoff. Each Company agrees that the Administrative Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, each Company agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Obligations of the Companies hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Companies then or thereafter with the Administrative Agent or such Lender.

         7.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of (a) principal of or interest on any Loan, but excluding
(i) any payment pursuant to Section 8.7 or 15.6 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         7.6      Taxes.

         (a) All payments made by the Companies hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Companies free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

         (b) If a Company makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, the Companies shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Lenders or the Administrative Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.6(b). To the extent a Company withholds any Taxes on payments hereunder or under any Loan Document, the Companies shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to the Administrative Agent within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

         (c) If any Lender or the Administrative Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or the Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, the Companies will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 7.6(c). A certificate prepared in good faith as to the amount of such payment by such Lender or the Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

         (d) (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code section 7701(a)(30) (a "Non-U.S. Participant") shall deliver to the Companies and the Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Sections 871(h) or 881(c) of the Code, the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Administrative Agent (any such certificate, a "Withholding Certificate"). In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Closing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to the Companies and the Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or the Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.

         (ii) Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Companies and the Administrative Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this
Section 7.6(d)(ii) is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to the Companies and the Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender's or Agent's exemption from United States backup withholding tax.

         (iii) The Companies shall not be required to pay additional amounts to a Lender, or indemnify any Lender, under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 7.6(d).

         (iv) Each Lender agrees to indemnify the Administrative Agent and hold the Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Companies pursuant to this Section 7.6, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent makes written demand therefor.

         SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

         8.1 Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (A) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section
4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (B) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and
(ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Companies shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

         (b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Companies shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

         8.2      Basis for Determining Interest Rate Inadequate or Unfair. If

         (a) the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Companies) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

         (b) the Required Lenders advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

         8.3 Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an "Affected Loan") shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

         8.4 Funding Losses. Each Company hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being

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

claimed, a copy of which shall be furnished to the Administrative Agent), the Companies will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of any Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

         8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Companies to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

         8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

         8.7 Mitigation of Circumstances; Replacement of Lenders. (a) Each Lender shall promptly notify the Companies and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Companies to pay any amount pursuant to Section 7.6 or 8.1 or
(ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Companies and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Companies of) any event described in clause (i) or (ii) above and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

         (b) If the Companies become obligated to pay additional amounts to any Lender pursuant to Section 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Companies may designate another bank which is acceptable to the Administrative Agent and the Issuing Lender in their reasonable discretion (such other bank being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Companies hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

         8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or
8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

         SECTION 9 REPRESENTATIONS AND WARRANTIES.

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, each Company represents and warrants to the Administrative Agent and the Lenders that, both before and after giving effect to the Related Transactions:

         9.1 Organization. Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

         9.2 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Company is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by the Companies hereunder, do not and will not (a) require any consent or approval of or notice to any governmental agency or authority, including the FDA and DEA, to the extent required for such execution, deliver and performance (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, including the Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and the other United States federal statutes and regulations, issued by the FDA and DEA, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents).

         9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         9.4 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2002 and the unaudited consolidated financial statements of each Company and the Subsidiaries as at July 31, 2003, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Companies and their Subsidiaries as at such dates and the results of their operations for the periods then ended.

         9.5 No Material Adverse Change. Since July 31, 2003, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole. No default has occurred and is continuing (or will result from the consummation of the transactions contemplated hereby or the Related Transactions) under the Decatur Mortgage Documents or the National City Lease.

         9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the knowledge of either Company, threatened against any Loan Party which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed on Schedule 9.6 or permitted by
Section 11.1.

         9.7 Ownership of Properties; Liens. Each Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2. Without limitation of the foregoing, all machinery and equipment included in the Forced M&E Liquidation Value is owned by the Companies free and clear of all Liens, charges and adverse claim, and no other machinery and equipment is subject to any Lien, charge or adverse claims, except as set forth on Schedule 9.7. None of the machinery and equipment included in the Forced M&E Liquidation Value is or will at any time in the future be affixed or attached to the real estate owned or leased by the Companies in such a manner so that it could be or become a "fixture".

         9.8 Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Administrative Agent, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.8 sets forth the authorized Capital Securities of each Loan Party as of the Closing Date. Akorn is a publicly traded company traded in the Over-the-Counter Market and listed on the Pink Sheets and except as set forth in Akorn's Form 10-K for the year ended December 31, 2002 and Forms 10-Q for the quarters ended March 31, 2003 and June 30, 2003 is in good standing with the SEC. All of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by Akorn. As of the Closing Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party.

         9.9 Pension Plans. (a) The Unfunded Liability of all Pension Plans (if any) does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans. Each Pension Plan (if any) complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan (if any) has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of either Company, threatened, claims, actions, investigations or lawsuits against any Pension Plan (if any), any fiduciary of any Pension Plan (if any), or either Company or any other member of the Controlled Group with respect to a Pension Plan (if any) or a Multiemployer Pension Plan (if any) which could reasonably be expected to have a Material Adverse Effect. Neither either Company nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan (if any) or Multiemployer Pension Plan (if any) which would subject that Person to any material liability. Within the past five years, neither Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan (if any), which could reasonably be expected to have a Material Adverse Effect.

         (b) All contributions (if any) have been made to any Multiemployer Pension Plan (if any) that are required to be made by the Companies or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan (if any), incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither Company nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan (if any) is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under
Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

         9.10 Investment Company Act. No Loan Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," within the meaning of the Investment Company Act of 1940.

         9.11 Public Utility Holding Company Act. No Loan Party is a "holding company", or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

         9.12 Regulation U. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         9.13     Taxes; Tax Shelter Registration.

         (a) Each Loan Party has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a "reportable transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

         (b) No Loan Party intends to treat any of the transactions contemplated by any Loan Document as being a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4.

         9.14 Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to each Loan Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

         9.15 Environmental Matters. The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any Loan Party that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances.

         9.16 Insurance. Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party). Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

         9.17 Real Property. Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.

         9.18 Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by either Company are based on good faith estimates and assumptions believed by such Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

         9.19 Intellectual Property. Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

         9.20 Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

         9.21 Labor Matters. Except as set forth on Schedule 9.21, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

         9.22 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

         9.23 Related Agreements, etc. (a) The Companies have heretofore furnished the Administrative Agent a true and correct copy of the Related Agreements.

         (b) Each Loan Party and, to the knowledge of each Company, each other party to the Related Agreements, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby.

         (c) The Related Transactions will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Loan Parties and, to the knowledge of each Company, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transactions will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions.

         (d) The execution and delivery of the Related Agreements did not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Loan Party or, to the knowledge of each Company, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to the knowledge of each Company, to which any other party to the Related Agreements is a party or by which any such party is bound.

         (e) No statement or representation made in the Related Agreements by any Loan Party or, to the knowledge of each Company, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

         9.24 Subordinated Debt. The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by the Administrative Agent and the Lenders. All Obligations constitute senior Debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt. Each Company acknowledges that the Administrative Agent and each Lender are entering into this Agreement and are extending the Commitments and making the Loans in reliance upon the subordination provisions of the Subordinated Debt and this Section 9.24.

         9.25 Customer and Trade Relations. There exists no actual or threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of either Company or any Subsidiary with any customer or group of customers which has resulted in or is reasonably likely to result in a Material Adverse Effect; or (b) the business relationship of either Company or any Subsidiary with any supplier material to the operations of such Company or such Subsidiary which has resulted in or is reasonably likely to result in a Material Adverse Effect.

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

         9.26 SEC Reports. The Companies have filed all proxy statements, reports and other documents required to be filed by them under the Exchange Act and made available to the Administrative Agent complete copies of all annual reports, quarterly reports, proxy statements and other reports filed by the Companies under the Exchange Act, each as filed with the SEC. The Company's annual report filed on form 10-K for the year ended December 31, 2002 was, on the date of its filing, in compliance in all material respects with the requirements of its respective report form and the Exchange Act and did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         9.27 Manufacturing. Schedule 9.27 lists the top thirteen products of the Companies (by revenue) and the manufacturers thereof. All written agreements with third parties relating to the manufacture of such products have been provided to the Administrative Agent and have been assigned to the Administrative Agent pursuant to the Guaranty and Collateral Agreement, and all consents required for assignment of such agreements (if any) have been obtained.

         SECTION 10 AFFIRMATIVE COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, each Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         10.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent and each Lender:

         10.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Companies and their Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Companies and their Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by the Companies and reasonably acceptable to the Administrative Agent, together with
(i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that either Company was not in compliance with any provision of Section 11.1, 11.3,
11.4 or 11.14 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that a Company was not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the previous Fiscal Year; and (b) a consolidating balance sheet of the Companies and their Subsidiaries as of the end of such Fiscal Year and consolidating statement of earnings and cash flows for the Companies and their Subsidiaries for such Fiscal Year, certified by a Senior Officer of the Companies.

         10.1.2 Interim Reports. Promptly when available and in any event within 30 days after the end of each calendar month, unaudited consolidated balance sheets of the Companies and their Subsidiaries as of the end of such calendar month, together with unaudited consolidated statements of earnings and cash flows for such calendar month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such calendar month, together with a comparison with the corresponding balance sheets and statements of earnings and cash flows for the corresponding calendar month of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, in each case, certified by a Senior Officer of Akorn.

         10.1.3 Compliance Certificates. Within 45 days of the end of (a) each Fiscal Year of the Companies and (b) each calendar month with respect to interim reports pursuant to Section 10.1.2, a duly completed Compliance Certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such interim statements and signed by a Senior Officer of Akorn, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.14 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of the Companies' management setting forth a discussion of the Companies' financial condition, changes in financial condition and results of operations, together with a discussion of the balance sheets and statements of earnings and cash flows delivered pursuant to Section 10.1.2 as compared against (a) the corresponding balance sheets and statements of earnings and cash flows for the previous Fiscal Year's year to date and (b) the projected year to date budget for the current year.

         10.1.4 Reports to the SEC and to Shareholders. (a) Within 45 days after the end of each Fiscal Quarter of the Companies, a copy of Form 10-Q as filed by or on behalf of the Companies with the SEC, (b) within ninety (90) days after the end of each Fiscal Year of the Companies, a copy of form 10-K as filed by or on behalf of the Companies with the SEC and (c) promptly upon the filing or sending thereof, copies of all other regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally;

         10.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the applicable Company or Subsidiary affected thereby with respect thereto:

                  (a) the occurrence of an Event of Default or an Unmatured Event of Default;

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

                  (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by either Company to the Lenders which has been instituted or, to the knowledge of either Company, is threatened against any Loan Party or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

                  (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan (if any), or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if any) (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan (if any), or the taking of any action with respect to a Pension Plan (if any) which could result in the requirement that either Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan (if any) or Multiemployer Pension Plan (if any) which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan (if any)), or any material increase in the contingent liability of either Company with respect to any post-retirement welfare benefit plan or other employee benefit plan of either Company or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan (if any) is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

                  (d) any cancellation or material change in any insurance maintained by any Loan Party;

                  (e) receipt of any notice or communication that the operations of any Loan Party are not in compliance in all material respects with requirements of any applicable governmental authority, including the FDA and DEA; or

                  (f) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

         10.1.6 Borrowing Base Certificates. Within 3 Business Days of the end of each calendar week and concurrently with delivery of any Notice of Borrowing, a Borrowing Base Certificate dated as of the last day of the related calendar week or the date of such Notice of Borrowing, as applicable, and executed by a Senior Officer of Akorn on behalf of the Companies (provided that (a) the Companies may deliver a Borrowing Base Certificate more frequently if they choose and

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

(b) at any time an Event of Default exists, the Administrative Agent may require the Companies to deliver Borrowing Base Certificates more frequently).

         10.1.7 Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to either Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of either Company.

         10.1.8 Projections. As soon as practicable, and in any event not later than 30 days prior to the commencement of each Fiscal Year, monthly financial projections for Akorn and its Subsidiaries for such Fiscal Years (including monthly operating and cash flow budgets and balance sheets) prepared in a manner consistent with the projections delivered by Akorn to the Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of a Senior Officer of Akorn on behalf of Akorn to the effect that (a) such projections were prepared by Akorn in good faith, (b) Akorn has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions; provided that the requirement to deliver monthly financial projections prior to the commencement of Fiscal Year 2004 shall also include the concurrent requirement to deliver income statements, balance sheets and cash flow statements of the Companies for Fiscal Year 2004 and Fiscal Year 2005, prepared by the Companies and giving effect to the Loans and Related Transactions and the use of proceeds therefrom, in form and substance satisfactory to the Administrative Agent.

         10.1.9 Subordinated Debt Notices. Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt or in connection with the Related Transactions.

         10.1.10 Accounts and Inventory Reports. Within 30 days of the end of each calendar month, copies of accounts receivable and accounts payable aging reports together with monthly inventory reports.

         10.1.11 FDA/DEA Inspections. Within 30 days of receipt of any report of inspection or evaluation by the DEA, FDA or any other third party of the facilities or operations of any Company or any Subsidiary, a copy of such report together with a written summary of such inspection or evaluation.

         10.1.12 Other Information. Promptly from time to time, such other information concerning the Loan Parties as any Lender or the Administrative Agent may reasonably request.

         10.2 Books, Records and Inspections. Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Administrative Agent and its representatives to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral. All such inspections or audits by the Administrative Agent shall be at the Companies' expense.

         10.3 Maintenance of Property; Insurance. (a) Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.

         (b) Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.16 (including business interruption) and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. The Companies shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) showing the Administrative Agent as loss payee with respect to each policy of property or casualty insurance and naming the Administrative Agent and each Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days' notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. Each Company shall execute and deliver to the Administrative Agent a collateral assignment, in form and substance satisfactory to the Administrative Agent, of each business interruption insurance policy and each key man insurance policy, if any, maintained by such Company.

                  (c) UNLESS THE COMPANY PROVIDES THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT THE COMPANY'S EXPENSE TO PROTECT THE ADMINISTRATIVE AGENT'S AND THE LENDERS' INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT

NEED NOT, PROTECT ANY LOAN PARTY'S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

         10.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, including (i) the Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other United States federal statutes and regulations, issued by FDA and DEA, and (ii) those relating to licensing, ERISA and labor matters, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be
(i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23,
2001), any related enabling legislation or any other similar Executive Orders,
(c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.

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

         10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 11.5) cause each other Loan Party to maintain and preserve,
(a) its existence and good standing in the jurisdiction of its organization and
(b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

         10.6 Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely to finance a portion of the Related Transactions, to pay non-recurring legal and consulting expenses incurred in October 2003 in connection with the Loan Documents and the Related Transactions, for working capital purposes, Capital Expenditures and other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

         10.7     Employee Benefit Plans.

         (a) Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan (if any) in substantial compliance with all applicable requirements of law and regulations.

         (b) Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan (if any).

         (c) Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan (if any) or
(iii) take any other action with respect to any Pension Plan (if any) that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

         10.8 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, each Company shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Company shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, each Company shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

         10.9 Tax Shelter Registration. Notify the Administrative Agent of any action (or the intention to take an action) inconsistent with the representation in Section 9.13(b). If either Company so notifies the Administrative Agent, such Company acknowledges and agrees that the Administrative Agent and the Lenders may treat the transactions contemplated hereby (or any single transaction contemplated hereby) as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Administrative Agent and such Lender, as applicable, may maintain the lists and other regulations required by such Treasury Regulation. To the extent the Administrative Agent or a Lender determines to maintain such list, each Loan Party shall cooperate with the Administrative Agent and Lenders in obtaining the information required under such Treasury Regulation. Within 10 days after notifying the Administrative Agent under this Section 10.9, the Company shall deliver to the Administrative Agent a duly completed copy of IRS Form 8886 or any successor form.

         10.10 Further Assurances. Take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by substantially all of the assets of each Company and each domestic Subsidiary (as well as all Capital Securities of each domestic Subsidiary and 65% of all Capital Securities of each direct foreign Subsidiary) and guaranteed by each domestic Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as the Administrative Agent may determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

         10.11 Post Closing Matters. Without limitation on Section 10.10, Akorn agrees (a) upon the request of the Administrative Agent, to execute and deliver a Mortgage on Akorn's Decatur, Illinois property, together with such title, survey, environmental, appraisal and other requirements as the Administrative Agent may require in connection with such Mortgage, all in form and substance satisfactory to the Administrative Agent, (b) to diligently pursue all necessary corrective action with respect to the FDA inspection disclosed in
Schedule 9.7 and to hire a Director of Regulatory Affairs within 180 days after the Closing Date, (c) to use its reasonable best efforts to settle or cause the dismissal of the claims identified as the last three items on Schedule 9.7 promptly and in any event within 30 days after the Closing Date (with payment thereunder not to exceed the amounts identified in Schedule 9.7 for such matters), (d) to use its reasonable best efforts to enter into a manufacturing agreement with SP Pharmaceuticals for the manufacturing of "IC Green" within 30 days after the Closing Date on terms reasonably satisfactory to the Administrative Agent and which permits the assignment of such manufacturing agreement to the Administrative Agent and its successors or assignors, (e) to

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

cause its property, general liability, automobile, workers compensation product liability and umbrella insurance policies to be renewed on or before January 15, 2003 and updated insurance certificates to be delivered to the Administration Agent naming the Administration Agent as the lender loss payee and additional insured, (f) to hire a qualified independent consultant acceptable to the SEC staff and direct such consultant to prepare its findings, in each case in accordance within the time and other requirements of the consent order described in the first item on Schedule 9.6, (g) to take all action as may be reasonably necessary to comply with the consent decree described in the second item on
Schedule 9.6, (h) to cause SP Pharmaceutical to deliver a bailee letter or Collateral Access Agreement within 30 days of the Closing Date in form and substance satisfactory to the Administrative Agent regarding any "IC Green" raw material inventory held at SP Pharmaceuticals' facility in New Mexico, (i) to use its reasonable best efforts to obtain a mortgage waiver from the holder of the mortgage on Akorn's Decatur, Illinois facility in form and substance satisfactory to the Administrative Agent within 30 days after the Closing Date and (j) to take all action (including the execution and delivery of all assignments and other documents) requested by the Administrative Agent to cause all patents and trademarks of the Companies to be assigned to the Administrative Agent (and to cause the Administrative Agent's security interest therein to be properly perfected), within 30 days after the Closing Date.

         10.12 Deposit Accounts. Unless the Administrative Agent otherwise consents in writing, in order to facilitate the Administrative Agent's and the Lenders' maintenance and monitoring of their security interests in the collateral, not later than 30 days after the Closing Date, (a) maintain all of their principal deposit and cash management accounts with the Administrative Agent and enter into blocked account agreements satisfactory in form and substance to the Administrative Agent with respect to such accounts and (b) establish with the Administrative Agent lockbox arrangements satisfactory to the Administrative Agent for receipt of payment on the Accounts of the Companies and any Subsidiaries.

         10.13 Interest Rate Protection. Enter into, not later than 90 days after the Closing Date, a Hedging Agreement with a term of at least one year from the Closing Date on an ISDA standard form with the Administrative Agent or its Affiliates or with counterparties reasonably acceptable to the Administrative Agent to hedge the interest rate with respect to not less than 50% of the principal amount of the Term Loans in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 11 NEGATIVE COVENANTS

         Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, each Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         11.1 Debt. Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

                  (a) Obligations under this Agreement and the other Loan Documents;

                  (b) Debt secured by Liens permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $150,000;

                  (c) Debt of either Company to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to either Company or another domestic Wholly-Owned Subsidiary; provided that such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of the Companies hereunder in a manner reasonably satisfactory to the Administrative Agent;

                  (d)      Subordinated Debt;

                  (e) Hedging Obligations approved by Administrative Agent and incurred in favor of the Administrative Agent or an Affiliate thereof for bona fide hedging purposes and not for speculation;

                  (f)      Debt in existence on the Closing Date as described on
         Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

                  (g) the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder);

                  (h) Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 11.5;

                  (i) Debt under the Decatur Mortgage Documents not to exceed $1,415,000;

                  (j) Subordinated Debt, in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $150,000; and

                  (k)      Debt under the National City Lease not to exceed
         $2,800,000.

         11.2 Liens. Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

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

                  (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

                  (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

                  (c) Liens in existence on the Closing Date as described on Schedule 11.2 as of the Closing Date;

                  (d) subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

                  (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $150,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

                  (g)      Liens arising under the Loan Documents; and

                  (h) the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

         11.3 Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $1,750,000 in any Fiscal Year.

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

         11.4 Restricted Payments. Not, and not permit any other Loan Party to, (a) make any cash payment to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees, consulting fees or similar fees to any of its equityholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (w) any Subsidiary may pay dividends or make other distributions to either Company or to a domestic Wholly-Owned Subsidiary, (x) as long as no Unmatured Event of Default or Event of Default has occurred and is continuing (or would occur as a result thereof),
(i) after March 31, 2004, the Companies may pay past-due consulting fees to Dr. John N. Kapoor in an amount not to exceed $50,000 per Fiscal Quarter and in no event to exceed $325,000 in the aggregate and (ii) the Companies may pay current consulting fees to Dr. John N. Kapoor in an amount not to exceed $50,000 in the aggregate in each Fiscal Year, (y) the Companies may reimburse Dr. John N. Kapoor and Arjun Warey for actual fees paid by him in respect of the Related Transactions; provided that (i) such payments do not exceed $150,000 in the aggregate and (ii) after giving effect to such reimbursement, total transaction costs and expense (including such reimbursement) do not exceed the limitations set forth in Section 12.1.28, and (z) the Companies may pay reasonable and customary salaries, bonuses and benefits to employees in the ordinary course of business.

         11.5 Mergers, Consolidations, Sales. Not, and not permit any other Loan Party to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales of inventory in the ordinary course of business, or (c) sell or assign with or without recourse any receivables, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into either Company or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by either Company or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary; and (iii) sales and dispositions of assets (including the Capital Securities of Subsidiaries) for at least fair market value (as determined by the Board of Directors of Akorn) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $200,000 in the aggregate.

         11.6 Modification of Organizational Documents. Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders.

         11.7 Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

         11.8 Unconditional Purchase Obligations. Not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

         11.9 Inconsistent Agreements. Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by either Company hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to either Company or any other Subsidiary, or pay any Debt owed to either Company or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.

         11.10 Business Activities; Issuance of Equity. Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto. Not, and not permit any other Loan Party to, issue any Capital Securities other than (a) Capital Securities issued pursuant to the Related Transactions, (b) any issuance of shares of Akorn's common Capital Securities pursuant to any employee or director option program, benefit plan or compensation program or (c) any issuance by a Subsidiary to either Company or another Subsidiary in accordance with Section 11.4.

         11.11 Investments. Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

                  (a) contributions by either Company to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its Capital Securities and substantially all of its real and personal property, in each case in accordance with Section 10.10;

                  (b)      Investments constituting Debt permitted by Section
         11.1;

                  (c)      Contingent Liabilities constituting Debt permitted by
         Section 11.1 or Liens permitted by Section 11.2;

                  (d)      Cash Equivalent Investments;

                  (e) bank deposits in the ordinary course of business, provided that the aggregate amount of all such deposits which are maintained with any bank other than a Lender shall not at any time exceed $50,000; provided further that for 30 days after the Closing Date, the Loan Parties may maintain deposit accounts at The Northern Trust Company and Bank One, N.A. so long as such deposit accounts are subject to the Deposit Account Control Agreements required by Section 12.1.21;

                  (f) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors; and

                  (g) Investments listed on Schedule 11.11 as of the Closing Date.

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b), or
(c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

         11.12 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under the Related Agreements or the Subordinated Debt Documents if, in any case, such amendment, modification or waiver could be adverse to the interests of the Lenders.

         11.13    Fiscal Year. Not change its Fiscal Year.

         11.14    Financial Covenants.

         11.14.1 EBITDA. (a) Not Permit EBITDA for any Computation Period to be less than the applicable amount set forth below for such Computation Period:

   COMPUTATION
  PERIOD ENDING                                         EBITDA
  -------------                                         ------
December 31, 2003                                     $2,000,000
January 31, 2004                                      $2,000,000
February 29, 2004                                     $2,000,000
March 31, 2004                                        $3,350,000
April 30, 2004                                        $3,350,000
May 31, 2004                                          $3,350,000
June 30, 2004                                         $4,600,000

July 31, 2004                                         $4,600,000
August 31, 2004                                       $4,600,000
September 30, 2004                                    $6,700,000
October 31, 2004                                      $6,700,000
November 30, 2004                                     $6,700,000
December 31, 2004, and the last day of each           $8,000,000
Computation Period thereafter

         11.14.2 Fixed Charge Coverage Ratio. (a) Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

               COMPUTATION                                         FIXED CHARGE
              PERIOD ENDING                                       COVERAGE RATIO
              -------------                                       --------------
June 30, 2004; July 31, 2004; and August
31, 2004                                                                1.15
September 30, 2004; October 31, 2004;
and November 30, 2004                                                   1.20
December 31, 2004 and the last day of
each Computation Period thereafter                                      1.25

         11.14.3 Senior Debt to EBITDA Ratio. Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

               COMPUTATION                                SENIOR DEBT TO
              PERIOD ENDING                                EBITDA RATIO
              -------------                                ------------
June 30, 2004; July 31, 2004; and August
31, 2004                                                        2.00
September 30, 2004; October 31, 2004;
and November 30, 2004                                           1.75
December 31, 2004 and the last day of
each Computation Period thereafter
ending on or before May 31, 2005                                1.50
June 30, 2005 and the last day of each
Computation Period thereafter                                   1.25

         11.14.4 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

                COMPUTATION                               TOTAL DEBT TO
               PERIOD ENDING                              EBITDA RATIO
               -------------                              ------------
June 30, 2004; July 31, 2004; and August
31, 2004                                                      4.25
September 30, 2004; October 31, 2004;
and November 30, 2004                                         3.75
December 31, 2004 and the last day of
each Computation Period thereafter                            3.00

         11.14.5 Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties in Fiscal Year 2003 to exceed $1,700,000 and in any Fiscal Year thereafter to exceed $3,200,000.

         11.15 Cancellation of Debt. Not, and not permit any other Loan Party to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and except for the cancellation of debts or claims not to exceed $50,000 in any Fiscal Year.

         SECTION 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

         The obligation of each Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

         12.1 Initial Credit Extension. The obligation of the Lenders to make the initial Loans and the obligation of the Issuing Lender to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that:

                  (a) the parties thereto have executed and delivered the Northern Trust Assignment Agreement pursuant to which the Kapoor Equity Group shall have purchased with equity proceeds the Assigned Interests for an amount not to exceed $33,958,201 (which amount shall be deposited with the Administrative Agent for payment at the direction of the Kapoor Equity Group to Northern Trust);

                  (b) the Related Agreement shall have been executed and delivered, and the Administrative Agent shall have received evidence, reasonably satisfactory to the Administrative Agent, that all transactions contemplated therein shall have been (or concurrently with the initial Loans hereunder, will be) consummated, including repayment and defeasance in full of the Northern Trust Bank Group Obligations in an amount not to exceed $33,958,201 by Akorn for consideration consisting of (i) an aggregate of 257,172 shares of Akorn's Series A 6.0% Participating Convertible Preferred Stock, par value $1.00 per share, having the terms set forth in the Articles of Amendment to Articles of Incorporation, dated as of October 7, 2003 having an exchange value of

         $25,717,199.97, (ii) the Related Transaction Subordinated Notes in an aggregate principal amount of $2,767,139.03, (iii) warrants to purchase an aggregate of 8,572,400 shares of common stock of Akorn on the terms set forth in the Preferred Stock Warrant Agreements and (iv) proceeds from the Term Loans in an amount not to exceed $5,473,862;

                  (c) the Administrative Agent and the Lenders shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the "Closing Date"):

         12.1.2   Notes. A Note for each Lender.

         12.1.3   Authorization Documents. For each Loan Party, such Person's
(a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Administrative Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and
(e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

         12.1.4 Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.

         12.1.5 Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date.

         12.1.6 Guaranty and Collateral Agreement. A counterpart of the Guaranty and Collateral Agreement executed by each Loan Party, together with all instruments, transfer powers and other items required to be delivered in connection therewith.

         12.1.7 Perfection Certificate. A Perfection Certificate completed and executed by each Loan Party.

         12.1.8 Landlord/Mortgagee Waiver. (a) In the case of any leased real property, a Collateral Access Agreement from the owner waiving any landlord's Lien in respect of personal property kept at the premises subject to such lease and (b) in the case of any mortgaged real property, a waiver from the mortgagee thereof waiving any Lien in respect of personal property kept at the premises subject to such Mortgage.

         12.1.9 Subordination Agreements. Subordination Agreements with respect to all Subordinated Debt.

         12.1.10 Opinions of Counsel. Opinions of counsel for each Loan Party, including local counsel reasonably requested by the Administrative Agent.

         12.1.11 Insurance. (a) Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Administrative Agent has been named as a lender's loss payee and an additional insured on all related insurance policies.

         12.1.12 Copies of Documents. Copies of the Related Agreements certified by the secretary or assistant secretary (or similar officer) of Akorn as being true, accurate and complete.

         12.1.13 Payment of Fees. Evidence of payment by the Companies of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Companies and the Administrative Agent).

         12.1.14 Solvency Certificate. A Solvency Certificate executed by a Senior Officer of each Company.

         12.1.15 Pro Forma. A consolidated pro forma balance sheet of the Companies as at the Closing Date, in form and substance satisfactory to the Administrative Agent, adjusted to give effect to the consummation of the Related Transactions and the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Lenders and the forecasts previously provided to the Lenders.

         12.1.16 Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request.

         12.1.17 Filings, Registrations and Recordings. The Administrative Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

         12.1.18 Borrowing Base Certificate. A Borrowing Base Certificate dated as of the Closing Date.

         12.1.19 Closing Certificate, Consents and Permits. A certificate executed by a Senior Officer of each Company on behalf of such Company certifying (a) the matters set forth in Section 12.2.1 as of the Closing Date and (b) the occurrence of the closing of the Related Transactions and that such closing has been consummated in accordance with the terms of the Related Agreements without waiver of any material condition thereof; together with evidence that (i) all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by each Company in connection with the Related Transactions have been duly obtained and are in full force and effect and (ii) all material permits necessary for the operation of any business(es) acquired in connection with the Related Transactions have been obtained.

         12.1.20 Related Agreements. Certified fully executed copies of each of the Related Agreements.

         12.1.21 Kapoor Guaranty. The personal guaranty of the Obligations executed by Dr. John N. Kapoor and the Kapoor Trust secured by one or more standby letters of credit in a stated amount not less than $5,500,000.

         12.1.22 Fairness Opinion. An opinion of Leerink Swann & Company, financial advisor to the board of directors and the independent committee of Akorn, delivered to the board of directors and independent committee, to the effect that, as of the date of such opinion, the transactions contemplated by the Preferred Stock and Note Purchase Agreement are fair, from a financial point of view to Akorn and its public stockholders, other than the purchasers under the Preferred Stock and Note Purchase Agreement.

         12.1.23 Deposit Account Control Agreements. Deposit account control agreements, in form and substance satisfactory to the Administrative Agent, granting the Administrative Agent control over the deposit accounts of the Loan Parties maintained at institutions other than the Administrative Agent.

         12.1.24 Northern Trust Release. An unconditional release executed by Northern Trust (and all lenders under the Northern Trust Loan Documents) in connection with the Northern Trust Assignment Agreement (upon which the Administrative Agent shall be entitled to rely) releasing the Loan Parties from all Northern Trust Bank Group Obligations and all other claims by Northern Trust and all lenders under the Northern Trust Loan Documents.

         12.1.25 Kapoor Equity Group Release. A termination and unconditional release of the Companies from any and all obligations under the Northern Trust Loan Documents, executed by the Kapoor Equity Group, together with delivery of promissory notes marked "paid in full", and release or termination of all Liens, Mortgages or other similar interests relating to the Companies' obligations under the Northern Trust Credit Agreement.

         12.1.26 Audit Committee Approval and Stockholder Letter. (a) Resolutions of Akorn's audit committee (the "Resolutions") determining that delaying the Closing (as defined in the Preferred Stock and Note Purchase Agreement) in anticipation of stockholder approval would seriously jeopardize the financial viability of the enterprise of the Companies, which Resolutions shall be in full force and effect and not withdrawn and the audit committee shall not have made any determinations contrary to its determinations in the Resolutions, and (b) a letter mailed to all of Akorn's stockholders not later than ten days prior to the Closing (as defined in the Preferred Stock and Note Purchase Agreement) alerting them to Akorn's omission to seek stockholder approval and indicating that the audit committee has expressly approved the issuance of the preferred shares, warrants and guaranty warrants and the other transactions contemplated by the Preferred Stock and Note Purchase Agreement without seeking shareholder approval.

         12.1.27 Shareholder Litigation. There shall be no legal actions, suits, arbitrations or other proceedings brought by one or more shareholders of the Companies pending or threatened by which the Related Transactions could be materially delayed or prevented.

         12.1.28 Transaction Costs. Evidence that non-recurring legal and consulting costs and expenses in connection with the Related Transactions and this Agreement shall not exceed $2,600,000.

         12.1.29 Minimum Availability. Evidence that after giving effect to the Related Transactions and the transactions contemplated by this Agreement (including the initial borrowing hereunder) there shall be not less than $750,000 of Revolving Credit Availability.

         12.1.30 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

         12.2 Conditions. The obligation (a) of each Lender to make each Loan and (b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

         12.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

                  (a) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                  (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

         12.2.2 Confirmatory Certificate. If requested by the Administrative Agent or any Lender, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of each Company as to the matters set out in Section 12.2.1 (it being understood that each request by any Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by each Company that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Administrative Agent or any Lender may reasonably request in support thereof.

         SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT.

         13.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         13.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Companies hereunder or under any other Loan Document.

         13.1.2 Non-Payment of Other Debt. Any default shall occur under any Subordinated Debt Document or any default shall occur under the terms applicable to any other Debt of either Company or any Guarantor in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $50,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require either Company or any Guarantor to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

         13.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, either Company or any Guarantor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

         13.1.4 Bankruptcy, Insolvency, etc. Either Company or any Guarantor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or either Company or any Guarantor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Person or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for either Company or any Guarantor or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of either Company or any Guarantor, and if such case or proceeding is not commenced by such Person, it is consented to or acquiesced in by such Person, or remains for 60 days undismissed; or either Company or any Guarantor takes any action to authorize, or in furtherance of, any of the foregoing.

         13.1.5 Non-Compliance with Loan Documents. (a) Failure by either Company or any Guarantor to comply with or to perform (to the extent applicable to such Person) any covenant set forth in Section 10.1.5, 10.3(b), 10.5 or 10.9 or Section 11; or (b) failure by either Company or any Guarantor to comply with or to perform any other provision of this Agreement or any other Loan Document other than the Kapoor Guaranty (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (b) for 30 days.

         13.1.6 Representations; Warranties. Any representation or warranty made by either Company or any Guarantor herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by either Company or any Guarantor to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

         13.1.7 Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination either Company or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $150,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal

(including any outstanding withdrawal liability that either Company or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $150,000.

         13.1.8 Judgments. Final judgments which exceed an aggregate of $250,000 shall be rendered against either Company or any Guarantor and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

         13.1.9 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or either Company or any Guarantor (or any Person by, through or on behalf of either Company or any Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

         13.1.10 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or either Loan Party or any Guarantor or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

         13.1.11           Change of Control. A Change of Control shall occur.

         13.1.12 FDA Action. (a) The FDA or DEA shall have taken any action which results in a partial or total suspension of either Company's production or shipment of products or seizure of either Company's products; (b) the Companies shall have failed to make a written response, within 10 days, to the FDA, with a copy to the Administrative Agent, to any written communication received from the FDA that raises any deficiencies in either Company's operations; (c) the FDA or DEA shall have imposed fines against the Companies in an aggregate amount greater than $250,000; or (d) the FDA or DEA shall have taken any other material adverse action based on an alleged failure to comply with governmental laws or regulations.

         13.1.13 Significant Customers. Any of the three largest third party contract customers (by aggregate revenue to the Companies) of either Company terminates its business relationship with either Company or advises either Company that it is terminating its business relationship with either Company, or materially reduces or advises the Companies that it is planning to materially reduce its future purchases from either Company.

         13.1.14 Death of Guarantor. The death of Dr. John N. Kapoor at any time while Dr. John N. Kapoor is a Guarantor, and the failure of the estate of Dr. John N. Kapoor or the Kapoor Trust to pay any amounts owing under the Kapoor Guaranty as a result thereof.

         13.1.15 Kapoor Guaranty. Any Guarantor under the Kapoor Guaranty shall fail to comply with or to perform any provision of the Kapoor Guaranty.

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         13.1.16           Letter of Credit. The Letter of Credit (as defined in
the Kapoor Guaranty) shall fail at any time to be in full force and effect.

         13.1.17 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect.

         13.2 Effect of Event of Default. If any Event of Default described in Section 13.1.4 shall occur in respect of either Company, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and the Companies shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that the Companies immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or the Companies shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Companies of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to the Companies or as a court of competent jurisdiction may elect.

         SECTION 14 THE AGENT.

         14.1 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 14.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied

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(or express) obligations arising under agency doctrine of any applicable law.
Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         14.1.2 Issuing Lender. The Issuing Lender shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 14, included the Issuing Lender with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

         14.1.3 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         14.1.4 Exculpation of Administrative Agent. None of the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of the Companies, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of either Company or any other party to any Loan Document to perform its Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Company or any Company's Subsidiaries or Affiliates.

         14.2 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature,

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resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Companies), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         14.3 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 13; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         14.4 Credit Decision. Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and

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other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Companies hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Companies. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Companies which may come into the possession of the Administrative Agent.

         14.5 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Companies and without limiting the obligation of the Companies to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person's own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Companies. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

         14.6 Administrative Agent in Individual Capacity. LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though LaSalle were not the Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the

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Companies or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though LaSalle were not the Administrative Agent, and the terms "Lender" and "Lenders" include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

         14.7 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Companies (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Companies, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         14.8 Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Companies hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by
Section 11.2(d)(i) or (d)(iii) (it being understood that the Administrative Agent may conclusively rely on a certificate from the Companies in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section
14.8. Each Lender hereby authorizes the Administrative Agent to give blockage notices in connection with any

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Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

         14.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Companies) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 5, 15.5 and 15.16) allowed in such judicial proceedings; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5, 15.5 and 15.16.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         SECTION 15 GENERAL.

         15.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and

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acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) change the Pro Rata Share of any Lender without the written consent of such Lender, (b) extend or increase the Commitment of any Lender without the written consent of such Lender, (c) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (d) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; or (e) release any party from its obligations under the Guaranty or all or any substantial part of the collateral granted under the Collateral Documents, change the definition of Required Lenders, any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders. No provision of Sections 6.2.2 or 6.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender.

         15.2 Confirmations. Each Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

         15.3 Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the applicable Company, and the Companies shall hold the Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

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         15.4     Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Companies notify the Administrative Agent that the Companies wish to amend any covenant in
Section 10 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Companies that the Required Lenders wish to amend Section 10 (or any related definition) for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Companies and the Required Lenders.

         15.5 Costs, Expenses and Taxes. Each Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs and any Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by the Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, each Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any fees of the Companies' auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

         15.6     Assignments; Participations.

         15.6.1 Assignments. (a) Any Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of such Lender's Loans and Commitments, with the prior written consent of the Administrative Agent, the Issuing Lender (for an assignment of the Revolving Loans and the Revolving Commitment Amount). Except as the Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. The Companies and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until the

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Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit D hereto (an "Assignment Agreement") executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. No assignment may be made to any Person if at the time of such assignment the Companies would be obligated to pay any greater amount under Section 7.6 or 8 to the Assignee than the Companies are then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Companies will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2.

         (b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Companies shall execute and deliver to the Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment Amount plus the principal amount of the Assignee's Term Loans (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Commitment Amount retained by the assigning Lender plus the principal amount of the Term Loans retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the applicable Company any prior Note held by it.

         (c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         15.6.2 Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) the Companies and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by the Companies shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the

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unanimous vote of all Lenders or, as applicable, all affected Lenders. Each
Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Each Company agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in
Section 7.5. Each Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee).

         15.7 Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the "Register") for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender's interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

         15.8 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         15.9 Confidentiality. The Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts the Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that the Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by the Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of the Administrative Agent, the Issuing Lender or any other Lender who may provide Bank Products to the Loan Parties; or (h) that ceases to be confidential through no fault of the Administrative Agent or any Lender. Notwithstanding the foregoing, each Company consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any information with respect to the "tax treatment" or "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby shall not be confidential and the Administrative Agent and the Lenders and other parties hereto may disclose without limitation of any kind any information that is provided to the Administrative Agent or the Lenders with respect to the "tax treatment" or "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4); provided, that to the extent any Loan Document contains information that relates to the "tax treatment" or "tax structure" and contains other information, this paragraph shall only apply to the information regarding the "tax treatment" or "tax structure."

         15.10 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of each Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         15.11 Nature of Remedies. All Obligations of each Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         15.12 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section

5.4) and any prior arrangements made with respect to the payment by each Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

         15.13 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

         15.14 Successors and Assigns. This Agreement shall be binding upon each Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither Company may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

         15.15 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         15.16 INDEMNIFICATION BY THE COMPANY. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, EACH COMPANY HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT AND EACH LENDER (EACH A "LENDER PARTY") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS (INCLUDING THE RELATED TRANSACTIONS) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY

LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.16 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

         15.17 Nonliability of Lenders. The relationship between the Companies on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party's business or operations. Each Company agrees, on behalf of itself and each other Loan Party, that neither the Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR

SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND EACH COMPANY ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Company acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders

         15.18 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         15.19 WAIVER OF JURY TRIAL. EACH COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING,

AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         15.20    Joint and Several Liability of the Companies.

         (a) Each Company shall be jointly and severally liable hereunder and under each of the other Loan Documents with respect to all Obligations, regardless of which of the Companies actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder, or the manner in which the Companies, the Administrative Agent, the Lenders or the Issuing Lender accounts therefore in their respective books and records. In furtherance and not in limitation of the foregoing, (i) each Company's obligations and liabilities with respect to proceeds of Loans which it receives or Letters of Credit issued for its account, and related fees, costs and expenses, and (ii) each Company's obligations and liabilities arising as a result of the joint and several liability of the Companies hereunder with respect to proceeds of Loans received by, or Letters of Credit issued for the account of, the other Company, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Company. Neither the joint and several liability of, nor the Liens granted to the Administrative Agent under the Collateral Documents by, either of the Companies shall be impaired or released by (A) the failure of the Administrative Agent, any Lender or the Issuing Lender, any successors or assigns thereof, or any holder of any Note or any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against either Company, any Subsidiary, any other Person, any collateral or otherwise; (B) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto; (C) the surrender, release or exchange of all or any part of any property (including any collateral) securing payment, performance and/or observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property; (D) any action or inaction on the part of the Administrative Agent, any Lender or any Issuing Lender, or any other event or condition with respect to the other Company, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such Company, or a Guarantor of any or all of the Obligations; and
(E) any other act, matter or thing (other than payment or performance of the Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such Company or the other Company.

         (b) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of a Company shall be adjudicated to be invalid or unenforceable for any reason (including because of Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law) then the joint and several Obligations of each Company hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including the federal Bankruptcy Code).

         (c)      To the extent that any Company shall make a payment under this
Section 15.20(c) of all or any of the Obligations (other than Loans made to that Company for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by the other Company, exceeds the amount that such Company would otherwise have paid if each Company had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Company's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Companies as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Company shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other Company for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. As of any date of determination, the "Allocable Amount" of either Company shall be equal to the maximum amount of the claim that could then be recovered from such Company under this Section 15.20(c) without rendering such claim voidable or avoidable under
Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. This Section 15.20(c) is intended only to define the relative rights of the Companies and nothing set forth in this Section 15.20(c) is intended to or shall impair the obligations of the Companies, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 15.20(a). Nothing contained in this Section 15.20(c) shall limit the liability of any Company to pay the Loans made directly or indirectly to that Company and accrued interest, fees and expenses with respect thereto for which such Company shall be primarily liable. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Company to which such contribution and indemnification is owing. The rights of each Company against the other Company under this Section 15.20(c) shall not be exercisable until the full and indefeasible payment of the Obligations and the termination of the Commitments.

         (d) The liability of the Companies under this Section 15.20 is in addition to and shall be cumulative with all liabilities of each Company to Administrative Agent and Lenders under this Agreement and the other Loan Documents to which such Company is a party, without any limitation as to amount.

                            [signature pages follow]

         The parties hereto have caused this Credit Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

                                   AKORN, INC., A LOUISIANA CORPORATION

                                   By: /s/ Bernard J. Pothast
                                       -----------------------------------------
                                   Title: Senior Vice President, Chief Financial
                                          Officer, Secretary and Treasurer

                                   AKORN (NEW JERSEY), INC., AN ILLINOIS
                                   CORPORATION

                                   By: /s/ Bernard J. Pothast
                                       -----------------------------------------
                                   Title: Chief Financial Officer
                                          --------------------------------------

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Administrative Agent, as Issuing Lender and as a Lender

                                   By: /s/ Patrick J. O'Toole
                                       -----------------------------------------
                                   Title: Vice President
                                          --------------------------------------

                       Signature Page to Credit Agreement

                                     ANNEX A

                           LENDERS AND PRO RATA SHARES

                         Revolving          Pro                               Pro                             Pro
                         Commitment        Rata           Term A Loan         Rata        Term B Loan         Rata
       Lender              Amount          Share          Commitment         Share        Commitment          Share
       ------              ------          -----          ----------         -----        ----------          -----
LaSalle Bank
National Association     $5,000,000         100%          $5,500,000          100%        $1,500,000          100%

      TOTALS             $5,000,000         100%          $5,500,000          100%        $1,500,000          100%

                                     ANNEX B

                              ADDRESSES FOR NOTICES

AKORN, INC., a Louisiana corporation

2500 Milbrook Drive
Buffalo Grove, Illinois 60089

Attention: Chief Financial Officer
Telephone: (847) 279-6100
Facsimile: (847) 279-6123

AKORN (NEW JERSEY), INC., an Illinois corporation

2500 Milbrook Drive
Buffalo Grove, Illinois 60089

Attention: Chief Financial Officer
Telephone: (847) 279-6100
Facsimile: (847) 279-6123

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender

Notices of Borrowing , Conversion, Continuation and Letter of Credit Issuance

135 South LaSalle Street
Chicago, Illinois 60603
Attention: Sylvia Rodriguez
Telephone: (312) 904-8119
Facsimile:  (312) 904-0522

All Other Notices

135 South LaSalle Street
Chicago, Illinois 60603
Attention: Patrick O'Toole
Telephone: (312) 904-0735
Facsimile: (312) 904-0522

                                    EXHIBIT A

                                     FORM OF
                                      NOTE

                                                                 October 7, 2003
$__________________                                            Chicago, Illinois

         The undersigned, for value received, promise, joint and severally, to pay to the order of ______________ (the "Lender") at the principal office of LaSalle Bank National Association (the "Administrative Agent") in Chicago, Illinois the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

         The undersigned further promise, joint and severally, to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of October 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

         This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                         AKORN, INC., A LOUISIANA CORPORATION

                                         By:____________________________________
                                         Title:_________________________________

                                         AKORN (NEW JERSEY), INC., AN ILLINOIS
                                         CORPORATION

                                         By:____________________________________
                                         Title:_________________________________

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

To:               LaSalle Bank National Association, as Administrative Agent

         Please refer to the Credit Agreement dated as of October ___, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Akorn, Inc., a Louisiana corporation (the "Company"), Akorn (New Jersey), Inc., an Illinois corporation, various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. Reports. Enclosed herewith is a copy of the [ANNUAL AUDITED/MONTHLY] report of the Company as at _____________, ____ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(SUBJECT TO THE ABSENCE OF FOOTNOTES AND TO NORMAL YEAR-END ADJUSTMENTS)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II. Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.       SECTION 11.14.1 - MINIMUM EBITDA

         1.       Consolidated Net Income                              $________

         2.       Plus:    Interest Expense                            $________
                           income tax expense                          $________
                           depreciation                                $________
                           amortization                                $________

                           For computing EBITDA
                           that includes Q4 2003:
                           Lesser of (a) October 2003
                           non-recurring legal
                           and consulting expenses or
                           (b) $3,400,000                              $________

         3.       Total (EBITDA)                                       $________

         4.       Minimum required                                     $________

B.       SECTION 11.14.2 - MINIMUM FIXED CHARGE COVERAGE RATIO

         1.       EBITDA                                               $________

         2.       Income taxes paid in cash                            $________

         3.       Unfinanced Capital Expenditures                      $________

         4.       Sum of (2) and (3)                                   $________

         5.       Remainder of (1) minus (4)                           $________

         6.       Cash Interest Expense                                $________

         7.       Required payments of
                  principal of Funded Debt
                  (including Term Loans but
                  excluding Revolving Loans)                           $________

         8.       Sum of (6) and (7)                                   $________

         9.       Ratio of (5) to (8)                                  ____ to 1

         10.      Minimum Required                                     ____ to 1

C.       SECTION 11.14.3 - MAXIMUM SENIOR DEBT TO EBITDA RATIO

         1.       Senior Debt                                          $________

         2.       EBITDA                                               $________
                  (from Item A(3) above)

         3.       Ratio of (1) to (2)                                  ____ to 1

         4.       Maximum allowed                                      ____ to 1

D.       SECTION 11.14.4 - MAXIMUM TOTAL DEBT TO EBITDA RATIO

         1.       Total Debt                                           $________

         2.       EBITDA                                               $________
                  (from Item A(3) above)

         3.       Ratio of (1) to (2)                                  ____ to 1

         4.       Maximum allowed                                      ____ to 1

E.       SECTION 11.14.5 - CAPITAL EXPENDITURES

         1.       Capital Expenditures for the
                  Fiscal Year                                          $________

         2.       Maximum Permitted Capital
                  Expenditures                                         $________

         The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

         The Company has caused this Compliance Certificate to be executed and delivered by a duly authorized officer on _________, ____.

                                        AKORN, INC., A LOUISIANA CORPORATION

                                        By:_____________________________________
                                        Title:__________________________________

                                        AKORN (NEW JERSEY), INC., AN ILLINOIS
                                        CORPORATION

                                        By:_____________________________________
                                        Title:__________________________________

                                    EXHIBIT C

                       FORM OF BORROWING BASE CERTIFICATE

To:      LaSalle Bank National Association, as Administrative Agent

         Please refer to the Credit Agreement dated as of October ___, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Akorn, Inc., a Louisiana corporation (the "Company"), Akorn (New Jersey), Inc., an Illinois corporation, various financial institutions and LaSalle Bank National Association, as Administrative Agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Company hereby certifies and warrants to the Administrative Agent and the Lenders, on behalf of itself and Akorn (New Jersey), Inc., that at the close of business on ______________, ____ (the "Calculation Date"), the Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.

         The Company has caused this Borrowing Base Certificate to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

                                         AKORN, INC., A LOUISIANA CORPORATION

                                        By:_____________________________________
                                        Title:__________________________________

                     SCHEDULE TO BORROWING BASE CERTIFICATE

                         Dated as of [_________________]

1.       Gross Accounts                                                                                    $_________

2.       Less Ineligibles (without duplication)

         -        Administrative Agent's Lien Not Perfected                                   $_________
         -        Subject to other Lien                                                       $_________
         -        Subject to Offset, etc.                                                     $_________
         -        Account Debtor not in U.S.                                                  $_________
         -        Sale on Approval, Sale or
                  Return, Bill and Hold or
                  Consignment                                                                 $_________
         -        Over 60 (or 90, as applicable) days past
                   due or over 90 (or 120, as applicable)
                   days past invoice date                                                     $_________
         -        Affiliate Receivables                                                       $_________
         -        Exceeds 25% concentration limit
         -        Non-assignable                                                              $_________
         -        Liabilities*                                                                $_________
         -        Returns*                                                                    $_________
         -        Rebates*                                                                    $_________
         -        Chargebacks*                                                                $_________
         -        Discounts*                                                                  $_________
         -        Other                                                                       $_________
         -        Total                                                                                    $_________

3.       Eligible Accounts [ITEM 1 MINUS ITEM 2]                                                           $_________

4.       Item 3 times 80%                                                                                  $_________

5.       Gross Inventory                                                                                   $_________

6.       Less Ineligibles
         -        Administrative Agent's Lien Not Perfected                                   $_________
         -        Subject to other Lien                                         $_________
         -        Not Salable                                                   $_________
         -        Located off-site and no
                  Collateral Access Agreement                                   $_________
         -        Not located in U.S.                                           $_________
         -        Supply items; packaging                                       $_________
         -        Advance payments received                                     $_________
         -        Other                                                         $_________
         -        Total                                                                                    $_________

7.       Eligible Inventory [ITEM 5 MINUS ITEM 6]                                                          $_________

                  * Inclusive of reserves, such reserves to be calculated on a basis consistent with the Companies' past practices

8.       Item 7 times 30%                                                                     $_________

9.       Lesser of Item 8 and $2,500,000                                                      $_________

10.      Forced M&E Liquidation Value                                                         $_________

11.      Item 10 times 90%                                                                    $_________

12.      Item 11 minus $1,750,000                                                             $_________

13.      Item 12 minus outstanding principal amount of Term B Loans                           $_________

14.      Borrowing Base
         [ITEM 4 PLUS ITEM 9 PLUS ITEM 13]                                                    $_________

17.      Lesser of Item 14 and
         the Revolving Commitment Amount                                                      $_________

18.      Revolving Outstandings (includes Stated Amount of Letters of Credit)                 $_________

19.      Revolving Loan Availability
         [EXCESS OF ITEM 15 OVER ITEM 16]                                       $_________

14.      Required Prepayment
         [EXCESS OF ITEM 16 OVER ITEM 15]                                       $_________

                                    EXHIBIT D

                  THIS ASSIGNMENT AND ACCEPTANCE (as from time to time amended, modified, restated, supplemented and in effect, this "Assignment and Acceptance") is entered into as of [__________] by and between [__________] ("Assignor") and [__________] ("Assignee"). Reference is made to the Credit Agreement dated as of October 7, 2003 (the "Agreement"), among Akorn, Inc., a Louisiana Corporation and Akorn (New Jersey), Inc., an Illinois corporation and wholly-owned subsidiary of Akorn, Inc. ("Companies"), the financial institutions party to the Credit Agreement ("Lenders") and LASALLE BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

                  Assignor and Assignee agree as follows:

                  1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on
Schedule 1 hereto, in and to Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein.

                  2. Assignor (i) represents that as of the date hereof, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim or security interest, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any other Person or the performance or observance by any Loan Party of its obligations under the Agreement or the Loan Documents or any other instrument or document furnished pursuant thereto.

                  3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon Administrative Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all obligations which by the terms of the Agreement are required to be performed by it as a Lender; (vii) represents that on the date of this Assignment and Acceptance it is not presently aware of any facts that would cause it to make a claim under the Agreement[; and (viii) if organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, which have been duly executed, certifying as to Assignee's exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.]

                  4. The effective date for this Assignment and Acceptance shall be [________] (the "Effective Date"). Following the execution of this Agreement and Acceptance, it will be delivered to

Administrative Agent for acceptance and recording by Administrative Agent pursuant to Section 15.6 & Section 15.7 of the Agreement.

                  5. Upon such acceptance and recording, from and after the Effective Date, (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

                  6. Upon such acceptance and recording, from and after the Effective Date, Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Administrative Agent or with respect to the making of this assignment directly between themselves.

                  7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                            ASSIGNOR:
                                            [__________________________________]
                                            By: _______________________________
                                            Title: ____________________________

                                            ASSIGNEE:
                                            [__________________________________]
                                            By: _______________________________
                                            Title: ____________________________
Accepted [__________]

LASALLE BANK NATIONAL ASSOCIATION
as Administrative Agent

By:_______________________
Title:_____________________

                                   SCHEDULE 1

Assignor: [__________]

Assignee: [__________]

Effective Date: [__________]

Credit Agreement:          Credit Agreement dated as of October 7, 2003, among
                           Akorn, Inc., Akorn (New Jersey), Inc., certain
                           Lenders and LaSalle Bank National Association, as administrative agent.

Interests Assigned:

                                                         Term Loan [A]            [Term Loan B
 Facility/Commitment        Revolving Credit               Facility                 Facility]
Commitment of Assignor             $                         $                         $
Amounts Assigned                   $                         $                         $
Commitment of Assignee
(after assignment)                 $                         $                         $

ASSIGNEE INFORMATION

                  ADDRESS FOR NOTICES                PAYMENT INSTRUCTIONS:
                  ___________________                _____________________
                  ___________________                _____________________
                  ___________________                _____________________
                  ___________________                _____________________

                                    EXHIBIT E

                    FORM OF NOTICE OF BORROWING [AKORN, INC.]

         To:      LaSalle Bank National Association, as Administrative Agent

         Please refer to the Credit Agreement dated as of October ___, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Akorn, Inc., a Louisiana corporation (the "Company"), Akorn (New Jersey), Inc., an Illinois corporation, various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

         The undersigned hereby gives irrevocable notice, pursuant to Section
2.2.2 of the Credit Agreement, of a request hereby for a borrowing as follows:

         (i) The requested borrowing date for the proposed borrowing (which is a Business Day) is _______________, ____.

         (ii) The aggregate amount of the proposed borrowing is $______________.

         (iii) The type of Revolving Loans comprising the proposed borrowing are Base Rate Loans.

         The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.

         The Company has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

                                          AKORN, INC., A LOUISIANA CORPORATION

                                          By:___________________________________
                                          Title:________________________________

             FORM OF NOTICE OF BORROWING [AKORN (NEW JERSEY), INC.]

         To:      LaSalle Bank National Association, as Administrative Agent

         Please refer to the Credit Agreement dated as of October ___, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Akorn, Inc., a Louisiana corporation, Akorn (New Jersey), Inc., an Illinois corporation (the "Company"), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

         The undersigned hereby gives irrevocable notice, pursuant to Section
2.2.2 of the Credit Agreement, of a request hereby for a borrowing as follows:

         (i) The requested borrowing date for the proposed borrowing (which is a Business Day) is _________________, ______.

         (ii) The aggregate amount of the proposed borrowing is $______________.

         (iii) The type of Revolving Loans comprising the proposed borrowing are Base Rate Loans.

         The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.

         The Company has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

                                        AKORN (NEW JERSEY), INC., AN ILLINOIS
                                        CORPORATION

                                        By:_____________________________________
                                        Title:___________________________

                                  EXHIBIT F(1)

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

         To:      LaSalle Bank National Association, as Administrative Agent

         Please refer to the Credit Agreement dated as of October ___, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among [Akorn, Inc., a Louisiana corporation/Akorn (New Jersey), Inc.] (the "Company"), [Akorn, Inc., a Louisiana corporation/Akorn (New Jersey), Inc.], various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

         The undersigned hereby gives irrevocable notice, pursuant to Section
2.2.3 of the Credit Agreement, of its request to:

                  (a) on [ date ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [_____] month(s)];

                  [(b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [_____] month(s)].

         The undersigned hereby represents and warrants that all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

         The Company has caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on ___________,
______.

                                          [AKORN,  INC.,  A  LOUISIANA
                                          CORPORATION/AKORN  (NEW JERSEY), INC.,
                                          AN ILLINOIS CORPORATION]

                                          BY:___________________________________
                                          Title:________________________________

-------------------
(1) LIBOR Loans not permitted unless permitted by Administrative Agent and the Required Lenders.

                                  SCHEDULE 9.27

                                    Products

1. IC Green --

2. Cyanide Kits --

3. Gentak Ointment --

4. AK Fluor --

5. BAL in Oil --

6. Sublimaze --

7. Akwa Tears --

8. AK Dilate --

9. Fluress --

10. Alfenta --

11. Sodium Chloride --

12. Indigo Carmine --

13. Lidocaine Jelly --